Prospectus Supplement No. 3 to
Prospectus dated October 23, 2007
Registration No. 333-144745
Filed pursuant to Rule 424(b)(3)
PROSPECTUS
9,800,000 Shares
REMEDENT, INC.
Common Stock
Supplement No. 3
To
Prospectus Dated October 23, 2007
     This Prospectus Supplement No. 3 supplements our Prospectus filed October 23, 2007 with the Securities and Exchange Commission (the “SEC”), and our Prospectus Supplement No. 1 filed December 11, 2007 with the SEC, and our Prospectus Supplement No. 2 filed April 14, 2008 with the SEC, (collectively, the “Prospectus”) relating to the sale of up to 5,600,000 shares of our common stock, $.001 par value, (“Common Stock”) by the Selling Stockholders listed under “Selling Stockholders” on page 34 of the Prospectus filed October 23, 2007. This Prospectus also covers the sale of 4,200,000 shares of our Common Stock by the Selling Stockholders upon the exercise of outstanding warrants. This Prospectus Supplement No. 3 includes the attached Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 19, 2008, and our Annual Report on Form 10-KSB filed July 15, 2008 with the SEC, and our Current Reports on Form 8-K filed July 7, 2008, July 2, 2008, April 30, 2008 and April 15, 2008 with the SEC. We will receive gross proceeds of $6,510,000 if all of the warrants are exercised for cash by the Selling Stockholders. We will not receive any proceeds from the sale or other disposition of any common stock by the Selling Stockholders or their transferees. The Prospectus was filed as part of our Registration Statement on Form SB-2, as amended (File No. 333-144745). This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. We encourage you to read this Supplement carefully with the Prospectus.
     Our Common Stock is not traded on any national securities exchange or on a NASDAQ Stock Market. Our Common Stock is quoted on the Over-The-Counter Bulletin Board, under the symbol “REMI.” On August 26, 2008, the last reported closing sale price for our Common Stock was $1.80. There is no public market for the warrants.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS AND UNCERTAINTIES. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THE PROSPECTUS FILED OCTOBER 23, 2007.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is August 27, 2008.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended June 30, 2008

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to                     .
Commission File No. 001-15975
REMEDENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	86-0837251

(State or Other Jurisdiction	(I.R.S. Employer Identification
Of Incorporation or Organization)	Number)

Xavier De Cocklaan 42, 9831 Deurle, Belgium	N/A

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 011 32 9 321 70 80
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.
Yes ☑      No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.
Yes ☐ No ☑
As of August 18, 2008 there were 18,995,969 outstanding shares of the registrant’s common stock.

REMEDENT, INC.
FORM 10-Q INDEX

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	March 31, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,467,692	$1,728,281
Accounts receivable, net of allowance for doubtful accounts of $32,083 at June 30, 2008 and $32,181 at March 31, 2008	2,444,089	1,902,920
Inventories, net	1,450,696	1,360,709
Prepaid expense	877,486	970,173

Total current assets	6,239,963	5,962,083
PROPERTY AND EQUIPMENT, NET	907,876	692,609
OTHER ASSETS	675,000	675,000
Patents, net	107,680	15,827

TOTAL ASSETS	$7,930,519	$7,445,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion, long term debt	$67,344	$58,583
Line of Credit	853,621	779,718
Accounts payable	1,854,429	2,002,439
Accrued liabilities	816,023	781,737
Income taxes payable	15,122	15,121

Total current liabilities	3,606,539	3,637,598

LONG TERM DEBT	168,604	94,754

STOCKHOLDERS’ DEFICIT:
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)		—
Common stock, $0.001 par value; (50,000,000 shares authorized, 18,637,803 shares issued and outstanding at June 30, 2008 and March 31, 2008 )	18,638	18,638
Additional paid-in capital	18,014,107	17,929,992
Accumulated deficit	(13,932,611)	(14,263,113)
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	55,242	27,650

Total stockholders’ equity (deficit)	4,155,376	3,713,167

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,930,519	$7,445,519

COMMITMENTS (Note 18)
SUBSEQUENT EVENT (Note 19)
The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended
	June 30,
	2008	2007
Net sales	$3,635,479	$1,244,657
Cost of sales	1,269,424	665,428

Gross profit	2,366,055	579,229

Operating Expenses
Research and development	124,958	29,389
Sales and marketing	671,299	103,241
General and administrative	1,130,313	744,481
Depreciation and amortization	91,261	65,634

TOTAL OPERATING EXPENSES	2,017,831	942,745

INCOME (LOSS) FROM OPERATIONS	348,224	(363,516)

OTHER INCOME (EXPENSES)
Interest expense	(35,343)	(28,829)
Other income	17,621	1,392

TOTAL OTHER INCOME (EXPENSES)	(17,723)	(27,437)

NET INCOME (LOSS) BEFORE TAX	$330,501	$(390,953)

INCOME (LOSS) PER SHARE
Basic	$0.02	$(0.03)

Fully diluted	$0.01	$(0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	18,637,803	13,611,630

Fully diluted	27,000,995	13,611,630

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the three months ended June 30,
	(Unaudited)
	2008	2007
Net Income (Loss)	$330,501	$(390,953)

OTHER COMPREHENSIVE
INCOME (LOSS):
Foreign currency translation adjustment	27,592	4,600

Comprehensive income (loss)	$358,093	$(386,353)

3

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended
	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$330,501	$(390,953)
Adjustments to reconcile net income (loss) to net cash used by operating activities Depreciation and amortization	91,261	65,634
Inventory reserve	(48)	—
Allowance for doubtful accounts	(98)	—
Value of stock options issued to employees	88,425	—
Changes in operating assets and liabilities:
Accounts receivable	(541,169)	296,096
Inventories	(89,987)	211,818
Prepaid expenses	92,687	(122,238)
Accounts payable	(148,010)	382,544
Accrued liabilities	34,286	855,583

Net cash provided by (used by) operating activities	(142,152)	1,298,484

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(287,613)	(50,364)

Net cash used by investing activities	(287,613)	(50,364)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from private placement	—	6,045,294
Net proceeds from (repayments of) capital lease note payable	82,611	(11,201)
Proceeds from (repayments of) line of credit	34,286	(522,226)

Net cash provided by financing activities	116,897	5,511,867

NET (DECREASE) INCREASE IN CASH	(312,868)	6,759,987
Effect of exchange rate changes on cash and cash equivalents	52,279	6,756
CASH AND CASH EQUIVALENTS, BEGINNING	1,728,281	126,966

CASH AND CASH EQUIVALENTS, ENDING	$1,467,692	$6,893,709

Supplemental Information:
Interest paid	$23,443	$23,376

Income taxes paid	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

4

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
1.	BACKGROUND AND ORGANIZATION

The Company is a manufacturer and distributor of cosmetic dentistry products, including a full line of professional dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe, and recently in Asia and the United States. The Company manufactures many of its products in its facility in Deurle, Belgium as well as outsourced manufacturing in China. The Company distributes its products using both its own internal sales force and through the use of third party distributors.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Remedent, Inc. (formerly Remedent USA, Inc.), a Nevada corporation, and its four subsidiaries, Remedent N.V. (Belgian corporation) located in Deurle, Belgium, Remedent Professional, Inc. (incorporated in California) and a subsidiary of Remedent Professional Holdings, Inc., Remedent Asia Pte. Ltd, a wholly-owned subsidiary formed under the laws of Singapore, and Sylphar N.V. (incorporated in Belgium as a wholly owned subsidiary on September 24, 2007), (collectively, the “Company”). Remedent, Inc. is a holding company with headquarters in Deurle, Belgium. Remedent Professional, Inc. and Remedent Professional Holdings, Inc. have been dormant since inception. Remedent Asia Pte. Ltd., commenced operations as of July 2005. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. Corporate administrative costs are not allocated to subsidiaries.

Interim Financial Information

The interim consolidated financial statements of Remedent, Inc. and Subsidiaries (the “Company”) are condensed and do not include some of the information necessary to obtain a complete understanding of the financial data. Management believes that all adjustments necessary for a fair presentation of results have been included in the unaudited consolidated financial statements for the interim periods presented. Operating results for the three months ended June 30, 2008, are not necessarily indicative of the results that may be expected for the year ended March 31, 2009. Accordingly, your attention is directed to footnote disclosures found in the Annual Report on Form 10-KSB for the year ended March 31, 2008, and particularly to Note 1, which includes a summary of significant accounting policies.

Basis of Presentation

The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer; risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured. Sales allowances are estimated based upon historical experience of sales returns.

5

Impairment of Long-Lived Assets

Long-lived assets consist primarily of patents and property and equipment. The recoverability of long-lived assets is evaluated by an analysis of operating results and consideration of other significant events or changes in the business environment. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of June 30, 2008, management believes there was no impairment of the Company’s long-lived assets.

Pervasiveness of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates estimates and judgments, including those related to revenue, bad debts, inventories, fixed assets, intangible assets, stock based compensation, income taxes, and contingencies. Estimates are based on historical experience and on various other assumptions that the Company believes reasonable in the circumstances. The results form the basis for making judgments about the carrying vales of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash or cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company sells professional dental equipment to various companies, primarily to distributors located in Western Europe. The terms of sales vary by customer, however, generally are 2% 10 days, net 30 days. Accounts receivable is reported at net realizable value and net of allowance for doubtful accounts. The Company uses the allowance method to account for uncollectible accounts receivable. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable.

Inventories

The Company purchases certain of its products in components that require assembly prior to shipment to customers. All other products are purchased as finished goods ready to ship to customers.

The Company writes down inventories for estimated obsolescence to estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected, then additional inventory write-downs may be required. Inventory reserves for obsolescence totaled $15,764 at June 30, 2008 and $15,812 at March 31, 2008.

Prepaid Expense

The Company’s prepaid expense consists of prepayments to suppliers for inventory purchases and to the Belgium customs department, to obtain an exemption of direct VAT payments for imported goods out of the European Union (“EU”). This prepayment serves as a guarantee to obtain the facility to pay VAT at the moment of sale and not at the moment of importing goods at the border. Prepaid expenses also include VAT payments made for goods and services in excess of VAT payments received from the sale of products as well as amounts for other prepaid operating expenses.

6

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

Tooling	3 Years
Furniture and fixtures	4 Years
Machinery and Equipment	4 Years
Patents

Patents consist of the costs incurred to purchase patent rights and are reported net of accumulated amortization. Patents are amortized using the straight-line method over a period based on their contractual lives.

Research and Development Costs

The Company expenses research and development costs as incurred.

Advertising

Costs incurred for producing and communicating advertising are expensed when incurred and included in sales and marketing and general and administrative expenses. For the three month periods ended June 30, 2008 and June 30, 2007, advertising expense was $86,600 and $38,331, respectively.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes.” Deferred taxes are recognized for temporary differences in the bases of assets and liabilities for financial statement and income tax reporting as well as for operating losses and credit carry forwards. A provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. The components of the deferred tax asset and liability are individually classified as current and non-current based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Warranties

The Company typically warrants its products against defects in material and workmanship for a period of 18 months from shipment. Based upon historical trends and warranties provided by the Company’s suppliers and sub-contractors, the Company has made a provision for warranty costs of $23,646 and $23,718 as of June 30, 2008 and March 31, 2008, respectively.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company’s management considers its business to comprise one segment for reporting purposes.

7

Computation of Earnings (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per common share attributable to common stockholders assuming dilution is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Potential common shares related to stock options and stock warrants are excluded from the computation when their effect is anti-dilutive.

Conversion of Foreign Currencies

The reporting currency for the consolidated financial statements of the Company is the U.S. dollar. The functional currency for the Company’s European subsidiaries, Remedent N.V. and Sylphar N.V., is the Euro, for Remedent Asia the Singapore Dollar. Finally, the functional currency for Remedent Professional, Inc. is the U.S. dollar. The Company translates foreign currency statements to the reporting currency in accordance with FASB 52. The assets and liabilities of companies whose functional currency is other that the U.S. dollar are included in the consolidation by translating the assets and liabilities at the exchange rates applicable at the end of the reporting period. The statements of income of such companies are translated at the average exchange rates during the applicable period. Translation gains or losses are accumulated as a separate component of stockholders’ equity.

Comprehensive Income (Loss)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is the accumulated foreign currency translation consisting of gains of $27,592 and $4,600 for the three month periods ended June 30, 2008 and June 30, 2007, respectively. These amounts have been recorded as a separate component of stockholders’ equity.

Stock Based Compensation

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment.” Subsequently, the Securities and Exchange Commission (“SEC”) provided for a phase-in implementation process for SFAS No. 123R, which required adoption of the new accounting standard no later than January 1, 2006. SFAS No. 123R requires accounting for stock options using a fair-value-based method as described in such statement and recognize the resulting compensation expense in the Company’s financial statements. Prior to January 1, 2006, the Company accounted for employee stock options using the intrinsic value method under APB No. 25, “Accounting for Stock Issued to Employees” and related Interpretations, which generally resulted in no employee stock option expense. The Company adopted SFAS No. 123R on January 1, 2006 and does not plan to restate financial statements for prior periods. The Company plans to continue to use the Black-Scholes option valuation model in estimating the fair value of the stock option awards issued under SFAS No. 123R. The adoption of SFAS No. 123R has a material impact on the Company’s results of operations. For the three month periods ended June 30, 2008 and June 30, 2007, equity compensation in the form of stock options and grants of restricted stock totaled $88,425 and $nil, respectively.

8

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (the Company’s fiscal year beginning April 1, 2009), with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. Management is in the process of evaluating the impact the future application of this pronouncement may have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the Company’s fiscal year beginning April 1, 2009. Management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the Company’s fiscal year beginning April 1, 2009. Management is in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements upon adoption.

3.	PRIVATE PLACEMENT

On June 25, 2007, the Company completed its private offering of 5,600,000 shares of its common stock, par value $.001 per share at a purchase price of $1.25 per share (the “Shares”) and warrants to purchase 4,200,000 shares of common stock, par value $.001 per share, at an exercise price of $1.55 per share (the “Warrants”) to certain institutional and accredited investors, for an aggregate purchase price of $7,000,000 (the “Offering”).

Under the terms of the Offering, the Warrants are exercisable for a period of five years and entitle the holder to purchase one share of restricted common stock (the “Warrant Shares”) for $1.55 per Warrant Share. The Company also has the right to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants if the Shares trade on the OTC Electronic Bulletin Board or similar market above $5.25 per share for 20 consecutive trading days following the initial effective date of the registration statement covering the resale of the Shares and Warrant Shares, based upon the closing bid price for the Shares for each trading day (the “Redemption Right”). Once the Redemption Right vests, the Company has the right, but not the obligation, to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.

Under the terms of the Purchase Agreement and the Registration Rights Agreement, the Company was required to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement covering the resale of the Shares and the Warrant Shares. The Company agreed to prepare and file a registration statement covering the resale no later than 30 days after the Closing. The registration statement became effective October 23, 2007.

The Company engaged Roth Capital Partners, LLC, as its exclusive agent to offer the Shares and Warrants (the “Placement Agent”). The Placement Agent is entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the Offering, of which the Placement Agent may, at its option, receive up to 2% of its 10% fee in securities issued in the Offering. Further, the Company agreed to pay the Placement Agent 5% of the exercise price of the Warrants promptly following the Company’s receipt thereof. In addition, the Company agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering, including an up front payment of $25,000 to cover such expenses, of which any unused amount will be netted against the Placement Agent’s 10% fee.

9

As of June 30, 2008, the total costs of this private placement were $1,228,808, comprising of: commissions of $762,505; out-of-pocket costs of $25,000; professional fees of $369,323 and direct travel costs of $71,980; and have been recorded against share capital as a cost of financing.

The Offering was conducted in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, that under Section 506 of Regulation D promulgated under the Securities Act. The Units were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities.

4.	CONCENTRATION OF RISK

Financial Instruments — Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable.

Concentrations of credit risk with respect to trade receivables are normally limited due to the number of customers comprising the Company’s customer base and their dispersion across different geographic areas. At June 30, 2008 one customer accounted for 44% of the Company’s trade accounts receivable. The Company performs ongoing credit evaluations of its customers and normally does not require collateral to support accounts receivable.

Purchases — The Company has diversified its sources for product components and finished goods and, as a result, the loss of a supplier would not have a material impact on the Company’s operations. For the three month period ended June 30, 2008, the Company had five suppliers who accounted for a total of 25% of gross purchases. For the three month period ended June 30, 2007, the Company had five suppliers who accounted for a total of 29% of gross purchases.

Revenues — For the three months ended June 30, 2008 the Company had one customer that accounted for 36% of total revenues. For the three month period ended June 30, 2007 the Company had five customers that accounted for 32% of total revenues.

5.	ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

A summary of accounts receivable and allowance for doubtful accounts as of June 30, 2008 and March 31, 2008 is as follows:

	June 30, 2008	March 31, 2008
Accounts receivable, gross	$2,476,172	$1,935,101
Less: allowance for doubtful accounts	(32,083)	(32,181)

Accounts receivable, net	$2,444,089	$1,902,920

6.	INVENTORIES

Inventories are stated at the lower of cost (weighted average) or market. Inventory costs include material, labor and manufacturing overhead. Individual components of inventory are listed below as follows:

	June 30, 2008	March 31, 2008
Raw materials	$30,681	$29,788
Components	1,090,416	970,101
Finished goods	345,363	376,632

	1,466,460	1,376,521
Less: reserve for obsolescence	(15,764)	(15,812)

Net inventory	$1,450,696	$1,360,709

10

7.	PREPAID EXPENSES

Prepaid expenses are summarized as follows:

	June 30, 2008	March 31, 2008

Prepaid materials and components	$621,666	$588,639
Prepaid Belgium income taxes	—	79,060
Prepaid consulting	73,861	62,237
VAT payments in excess of VAT receipts	82,674	117,467
Royalties	39,410	39,530
Prepaid trade show expenses	15,408	25,276
Prepaid rent	15,347	10,812
Other	29,119	47,152

	$877,486	$970,173

8.	PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	June 30, 2008	March 31, 2008
Furniture and Fixtures	$198,789	$182,079
Machinery and Equipment	984,154	801,251
Tooling	342,450	254,450

	1,525,393	1,237,780
Accumulated depreciation	(617,517)	(545,171)

Property & equipment, net	$907,876	$692,609

9.	LONG TERM INVESTMENTS AND ADVANCES

Innovative Medical & Dental Solutions, LLC (“IMDS, LLC”)

Effective July 15, 2007 the Company entered into a Limited Liability Company Merger and Equity Reallocation Agreement (the “Participation Agreement”) through its subsidiary, Remedent N.V. Pursuant to the terms of the Participation Agreement, the Company has acquired a 10% equity interest in IMDS, LLC in consideration for $300,000 which was converted against IMDS receivables.

The agreement stipulates certain exclusive world wide rights to certain tooth whitening technology, and the right to purchase at standard cost certain whitening lights and accessories and to sell such lights in markets not served by the LLC. The terms of the Participation Agreement also provide that Remedent N.V. has the first right to purchase additional equity. Parties to the Participation Agreement include two officers of IMDS, LLC, and an individual who is both an officer and director of Remedent Inc., and certain unrelated parties.

IMDS, LLC is registered with the Secretary of the State of Florida as a limited liability company and with the Secretary of the State of California as a foreign corporation authorized to operate in California. IMDS, LLC is merging with White Science World Wide, LLC, a limited liability company organized under the laws of the State of Georgia. The merged companies are operating as a single entity as IMDS, LLC, a Florida limited liability company.

Soca Networks Singapore (“Soca”)

Pursuant to the terms of a letter of intent dated December 17, 2007, the Company has agreed to purchase 20% of Soca for a total purchase price of $750,000. Half of the purchase price has been advanced $375,000 to Soca as a down payment, pending completion of the agreement terms. The balance of $375,000 is to be paid through the issuance of 220,588 shares of the Company’s common stock. The final agreement is currently being negotiated and management expects to close the agreement within the first half of the new fiscal year 2009.

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10.	LICENSED PATENTS

Teeth Whitening Patents

In October 2004, the Company acquired from the inventor the exclusive, perpetual license to two issued United States patents which are applicable to several teeth whitening products currently being marketed by the Company. Pursuant to the terms of the license agreement, the Company was granted an exclusive, worldwide, perpetual license to manufacture, market, distribute and sell the products contemplated by the patents subject to the payment of $65,000 as reimbursement to the patent holder for legal and other costs associated with obtaining the patents, which was paid in October 2004, and royalties for each unit sold subject to an annual minimum royalty of $100,000 per year. The Company is amortizing the initial cost of $65,000 for these patents over a ten year period and accordingly has recorded $24,375 of accumulated amortization for this patent as of June 30, 2008. The Company accrues this royalty when it becomes payable to inventory therefore no provision has been made for this obligation as of June 30, 2008 (2007-Nil).

Universal Applicator Patent

In September 2004, the Company entered into an agreement with Lident N.V. (“Lident”), a company controlled by Mr. De Vreese, the Company’s Chairman, to obtain an option, exercisable through December 31, 2005, to license an international patent (excluding the US) and worldwide manufacturing and distribution rights for a potential new product which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese association with the Company. The patent is an Italian patent which relates to a single use universal applicator for dental pastes, salves, creams, powders, liquids and other substances where manual application could be relevant. The Company has filed to have the patent approved throughout Europe. The agreement required the Company to advance to the inventors through Lident a fully refundable deposit of €100,000 subject to the Company’s due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, would be assigned to the Company for additional consideration to the inventors of €100,000 and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit would be repaid in full by Lident. The consideration the Company had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident would not have profited from the exercise of the option. Furthermore, at a meeting of the Company’s Board of Directors on July 13, 2005, the Board accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to the Company in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. Consequently, when the Company exercises the option, all future payments, other than the reimbursement of costs would be paid directly to the original inventors and not to Lident.

On December 12, 2005, the Company exercised the option and the Company and the patent holder agreed to revise the assignment agreement whereby the Company agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed. The Company paid €25,000 in September 2005 and the remaining €25,000 was paid in the period ended June 30, 2008. The patent is being amortized over five (5) years and accordingly, the Company has recorded $61,411 of accumulated amortization for this patent as of June 30, 2008.

11.	LINE OF CREDIT

On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank, for €1,070,000 (the “Facility”). The Facility was secured by a first lien on the assets of Remedent N.V. The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary. Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit. On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000. On March 13, 2006 the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit. The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent NV and/or Sylphar NV. Each line of credit carries its own interest rates and fees as provided in the Facility.

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Remedent N.V. and Sylphar N.V. are currently only utilizing two lines of credit, advances based on account receivables and the straight loan. As of June 30, 2008 and March 31, 2008, Remedent N.V. and Sylphar N.V. had in aggregate, $853,621 and $779,718 in advances outstanding, respectively, under this mixed-use line of credit facility.

12.	LONG TERM DEBT

On June 15, 2005, the Company entered into two five year capital lease agreements for manufacturing equipment totaling €70,296 (US $85,231). On October 24, 2006, the Company entered into another five year capital lease agreement for additional manufacturing equipment totaling €123,367 (US $157,503). On May 15, 2008, the company entered into a third capital lease agreement over a three year period for additional manufacturing equipment totaling € 63,395 (US $ 98,516).The leases require monthly payments of principal and interest at 7.43% of €1,258 (US$1,983 at June 30, 2008) for the first two leases and 9.72% of €2,276 (US$3,588 at June 30, 2008) and provide for buyouts at the conclusion of the five year term of €2,820 (US$4,445) or 4.0% of original value for the first two contracts and €4,933 (US $7,776) or 4.0 % of the original value for the second contract. Concerning the third lease contract requires monthly payments of principal and interest at 9,40% of €1,909 (US $ 3,009 at June 30, 2008) and provides for buyout at the conclusion of the three year term of € 633,95 (US $ 999) or 1% of the original value of this contract.

The book value as of June 30, 2008 and March 31, 2008 of the equipment subject to the foregoing leases are $235,947 and $149,673, respectively.

13.	DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Borrowings from employees and entities controlled by officers of the Company are, unsecured, non-interest bearing, and due on demand.

Transactions with related parties consisted of the following:

Compensation:

During the three month periods ended June 30, 2008 and 2007 respectively, the Company incurred $179,632 and $156,594 respectively, as compensation for all directors and officers.

Sales Transactions:

One of the Company’s directors owns a minority interest in a client company, IMDS Inc., to which goods were sold during the quarter ended June 30, 2008 and 2007 totaling $34,980 and $355 respectively. Accounts receivable at year end with this customer totaled $91,533 and $392,057 as at March 31, 2008 and 2007 respectively.

Accounts receivable with this customer totaled $47,429 and $361,129 as at June 30, 2008 and 2007 respectively.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

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14.	ACCRUED LIABILITIES

Accrued liabilities are summarized as follows:

	June 30, 2008	March 31, 2008

Accrued employee benefit taxes and payroll	$142,247	$178,645
Accrued Travel	11,823	17,667
Advances and deposits	6,655	212,736
Commissions	254,861	130,875
Accrued audit and tax preparation fees	8,343	4,000
Reserve for warranty costs	23,646	23,718
Accrued interest	—	984
Accrued consulting fees	3,288	35,204
Other accrued expenses	271,112	177,908

	$816,023	$781,737

15.	EQUITY COMPENSATION PLANS

The Board of Directors and stockholders approved the Nonstatutory Stock Option Plan (the “2001 Plan”) and adopted it on May 29, 2001. The Company has reserved 250,000 shares of its common stock for issuance to the directors, employees and consultants under the Plan. The Plan is administered by the Board of Directors. Vesting terms of the options range from immediately to five years.

Pursuant to an Information Statement on Schedule 14C mailed on May 9, 2005 to all stockholders of record as of the close of business on February 1, 2005 and became effective June 3, 2005, the Company authorized the implementation of a 2004 Incentive and Nonstatutory Stock Option Plan (“2004 Plan”) reserving 800,000 shares of common stock for issuance to employees, directors and consultants of the Company or any subsidiaries. This plan became effective as of June 3, 2005 after the Company had completed a one for twenty reverse split.

On August 17, 2007, pursuant to the terms of the Company’s 2004 Plan, the Company granted to an employee 100,000 options to purchase the Company’s common stock at a price of $1.50 per share. These options will vest over the next 3 years and are exercisable for a period of 5 years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 115%; risk free interest rate of 4.75% and an average life of 5 years resulting in a value of $1.24 per option granted. The value of these options will be recognized on a straight-line basis over the next three years and accordingly a value of $28,780 has been recorded in the year ended March 31, 2008.

On September 21, 2007 the Company granted to employees and directors a total of 570,000 options to purchase the Company’s common stock at a price of $1.75 per share. These options will vest over the next 3 years and are exercisable for a period of 10 years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 115%; risk free interest rate of 4.75% and an average life of 7 years resulting in a value of $1.47 per option granted. The value of these options will be recognized on a straight-line basis over the next three years and accordingly a value of $88,425 has been recorded in the three months ended June 30, 2008 (2007 — $nil).

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A summary of the option activity for the three months ended June 30, 2008 pursuant to the terms of the plans is as follows:

	2001 Plan		2004 Plan		Other
		Weighted		Weighted		Weighted
	Outstanding	Average	Outstanding	Average	Outstanding	Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price
Options outstanding , March 31, 2008	222,500	$1.29	730,666	$4.46	150,000	$1.75

Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—

Options outstanding, June 30, 2008	222,500	$1.29	730,666	$2.17	150,000	$1.75

Options exercisable June 30, 2008	222,500	$1.29	210,666	$4.25	—	—

Exercise price range	$1.00 to $4.00		$1.50 to $4.00		$1.75

Weighted average remaining life	3.8 years		7.8 years		9.23 years

Shares available for future issuance	27,500		69,334		N/A

A summary of the Company’s equity compensation plans approved and not approved by shareholders is as follows:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options	securities reflected
Plan Category	and right	warrants and rights	in column (a))
Equity Compensation Plans approved by security holders	1,103,166	$1.93	96,834
Equity Compensation Plans not approved by security holders	297,298	$1.50	NA

	1,400,464	$1.84	96,834

Prior to January 1, 2006, the Company accounted for employee stock-based compensation under the recognition and measurement principles of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation”. Under the recognition principles of APB No. 25, compensation expense related to restricted stock and performance units was recognized in the financial statements. However, APB No. 25 generally did not require the recognition of compensation expense for stock options because the exercise price of these instruments was generally equal to the fair value of the underlying common stock on the date of grant, and the related number of shares granted were fixed at that point in time.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share-Based Payment”. In addition to recognizing compensation expense related to restricted stock and performance units, SFAS No. 123(R) also requires recognition of compensation expense related to the estimated fair value of stock options. The Company adopted SFAS No. 123(R) using the modified-prospective-transition method. Under that transition method, compensation expense recognized subsequent to adoption includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the values estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair values estimated in accordance with the provisions of SFAS No. 123(R). Consistent with the modified-prospective-transition method, the Company’s results of operations for prior periods have not been adjusted to reflect the adoption of FAS 123(R). For the three months ended June 30, 2008 the Company recognized $88,425 (2007 — $nil) in compensation expense in the consolidated statement of operations.

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16.	COMMON STOCK WARRANTS AND OTHER OPTIONS

As of June 30, 2008, the Company has 7,260,026 warrants to purchase the Company’s common stock outstanding that were not granted under shareholder approved equity compensation plans at prices ranging between $1.20 and $3.00 per share with expiration dates between August 2007 and September 2012 as follows:

Weighted
	Outstanding	Average Exercise
	Warrants	Price
Warrants and options outstanding , March 31, 2008	7,260,026	$1.67
Granted	—	—

Exercised	—	—

Cancelled or expired	—	—

Warrants exercisable March 31, 2008	7,260,026	$1.62

Exercise price range	$1.20 to $3.00

Weighted average remaining life	3.16 Years

17.	SEGMENT INFORMATION

The Company’s only operating segment consists of dental products and oral hygiene products sold by Remedent Inc., Remedent N.V., Sylphar N.V. and Remedent Asia Ltd.. Since the Company only has one segment, no further segment information is presented.

Customers Outside of the United States

	June 30, 2008	June 30, 2007
U.S. sales	$2,158,900	$33,777
Foreign sales	1,476,579	1,210,880

	$3,635,479	$1,244,657

18.	COMMITMENTS

Real Estate Lease

The Company leases its 26,915 square feet office and warehouse facility in Deurle, Belgium from an unrelated party pursuant to a nine year lease commencing December 20, 2001 at a base rent of $6,838 per month ($11,097 per month at June 30, 2008). The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2008 is $359,773.

Minimum monthly lease payments for real estate, and all other leased equipment for the next three years are as follows based upon the conversion rate for the (Euro) at June 30, 2008.

March 31, 2009	$240,734
March 31, 2010	$76,896
March 31, 2011	$42,143
Total:	$359,773
Factoring Agreement

On April 24, 2008, the Company entered into a Factoring Agreement (“Agreement”) with First Community Financial, a division of Pacific Western Bank (“First Community”) whereby First Community may purchase, from time to time, on a limited recourse basis such of the Company’s accounts now existing or hereafter created and arising out of the sale of goods or service by the Company. The factoring credit facility limit is $1,000,000 and amounts factored are subject to an interest rate of prime plus 2%. Security for the factoring credit facility is a first charge over all the assets of the Company. The Agreement shall remain in effect until October 16, 2008 and may be renewed for successive six month periods unless terminated under certain conditions.

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OEM Agreement
On June 30, 2008, the Company entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) whereby the Company will integrate SensAble products and technology into the Company’s system. The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve (12) months from the date of the Agreement. The Company has the option and right to extend the initial twelve (12) month exclusivity period for another twelve (12) months. The term of the Agreement will be for two years and began on June 30, 2008.
19. SUBSEQUENT EVENTS
None
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Forward Looking Statements
          The discussion contained herein is for the three months ended June 30, 2008 and 2007. The following discussion should be read in conjunction with the Company’s condensed consolidated financial statements and the notes to the condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008. In addition to historical information, this section contains “forward-looking” statements, including statements regarding the growth of product lines, optimism regarding the business, expanding sales and other statements. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of our products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors. Factors that could cause or contribute to any differences are discussed in “Risk Factors” and elsewhere in the Company’s annual report on Form 10-KSB filed on July 15, 2008 with the Securities and Exchange Commission. Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008. The information contained in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 is not a complete description of the Company’s business or the risks associated with an investment in the Company’s common stock. Each reader should carefully review and consider the various disclosures made by the Company in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 and in the Company’s other filings with the Securities and Exchange Commission.

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Overview
          We design, develop, manufacture and distribute cosmetic dentistry products. Leveraging our knowledge of regulatory requirements regarding dental products and management’s experience in the needs of the professional dental community, we have developed a family of teeth whitening products for both professional and “Over-The-Counter” use, that are distributed in Europe, Asia and the United States. We manufacture many of our products in its facility in Deurle, Belgium as well as outsourced manufacturing in China. We distribute our products using both its own internal sales force and through the use of third party distributors. As a result of this approach, in just four years we have established dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.
          For the quarter ending June 30, 2008, 73% of our revenue has been generated by our Belgian Subsidiaries, Remedent NV and Sylphar NV, 23% by our US organization and 4 % by our Asian Subsidiary.
          Our products can be generally classified into the following categories: professional dental products and “Over-The Counter” tooth whitening products. In the fall of 2006, we launched a proprietary veneer technology product line called GlamSmile™. GlamSmile veneers are ultra thin claddings made from a mixture of a hybrid composite and porcelain materials which are attached to the front of the patient’s teeth. Because GlamSmile veneers are so thin, the dentist does not need to remove healthy tooth structure leaving the patient’s healthy tooth structure intact results in several important benefits: (i) no local anesthesia is required to prepare the teeth; (ii) reduced (if any) tooth sensitivity post-procedure; and (iii) the process is reversible. In addition, in the three months ended March 31, 2006, a variation of our MetaTray® product named iWhite® was introduced to our global retail distribution network. We introduced MetaTray in August 2005, our next generation of products targeted for the professional dentist market. MetaTray is a completely self-contained whitening system that can be administered by dentists.
          Our products are distributed utilizing our Distributor Assisted Marketing programs. As a result of this approach, in just four years we have established dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.
          In June 2007, we completed a private placement of 5,600,000 shares of our common stock at $1.25 per share and warrants to purchase up to 4,200,000 shares of common stock at an exercise price of $1.55 per share to certain institutional and accredited investors for an aggregate purchase price of $7,000,000, of which we received proceeds of $5,771,192, net of costs.
          We also received net proceeds of $15,900 on the exercise of 10,000 warrants.
          On February 19, 2008, the Company entered into a formal debt conversion and Registration Rights Agreement with a former investor of the Company. The debt was in the amount of $50,536 and was for past services and obligations attributable to the operations of the Company and its California subsidiaries. In exchange for the debt the Company issued 31,558 common shares of its capital stock.
Our Critical Accounting Policies
          The discussion and analysis of the Company’s financial condition and results of operations is based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates, including those related to bad debts, intangible assets, income taxes, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these

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estimates under different assumptions or conditions. The Company believes that certain critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements: revenue recognition, inventory valuation, research and development costs, stock-based compensation, impairment of long-lived assets and conversion of foreign currencies. These accounting policies are discussed in “ITEM 6 — MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION” contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, as well as in the notes to the March 31, 2008 consolidated financial statements. There have not been any significant changes to these accounting policies since they were previously reported at March 31, 2008.
Results of Operations
          Results of Operations for the three months ended June 30, 2008 compared with the three months ended June 30, 2007.
          The following table presents our consolidated statements of loss, as a percentage of sales, for the periods indicated.

	For the three months ended
	June 30,
	2008	2007
NET SALES	100.00%	100.00%
COST OF SALES	34.92%	53.46%

GROSS PROFIT	65.08%	46.54%

OPERATING EXPENSES
Research and development	3.44%	2.36%
Sales and marketing	18.47%	8.29%
General and administrative	31.09%	59.81%
Depreciation and amortization	2.51%	5.27%

TOTAL OPERATING EXPENSES	55.50%	75.74%

INCOME (LOSS) FROM OPERATIONS	9.58%	(29.21)%

Other income (expense)	(0.49)%	(2.20)%

INCOME (LOSS) BEFORE INCOME TAXES	9.09%	(31.41)%

NET INCOME (LOSS)	9.09%	(31.41)%

 Net Sales
          We experienced a sales increase for the three months ended June 30, 2008 of $2,390,822, or 192.1%, to $3,635,479 as compared to $1,244,657 for the three months ended June 30, 2007. The increase in sales was due to the increased sales of the GlamSmile Product Group, an increase by $1,206,366 or 337,8% as well as increased sales of OTC products, more specifically the iWhite and Remesense product lines by $1,184,456 or 260,7%.
Cost of Sales
          Our cost of sales increased for the three months ended June 30, 2008 by $603,996, or 90.8%, to $1,269,424 as compared to $665,428 for the three months ended June 30, 2007. Accordingly, cost of

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sales, as a percentage of net sales, decreased from 53.5% for the quarter ended June 30, 2007 to 34.9% for the quarter ended June 30, 2008. Cost of sales has decreased both because of increased sales of higher margin products and improved cost efficiencies.
          We have re-organized our production process and have increased our in-house manufacturing resulting in lower costs than our previously outsourced third party manufacturing. We continue to closely monitor and look for new strategies to optimize and improve our current processes in order to decrease our costs.
Gross Profit
          Our gross profit increased by $1,786,826 or 308.5%, to $2,366,055 for the three month period ended June 30, 2008 as compared to $579,229 for the three month period ended June 30, 2007. Our gross profit as a percentage of sales increased from 46.5% in the three months ended June 30, 2007 to 65% for the three months ended June 30, 2008. The increase in gross profit is the result of the increased sales of higher margin products and the decrease in cost of sales as discussed above.
Operating Expenses
          Research and Development. Our research and development expenses increased to $124,958 for the three months ended June 30, 2008 as compared to $29,389 for the three months ended June 30, 2007, an increase of 325%. The principal reason for this increase is the ongoing efforts to develop new products and improve existing products to meet the highest standards on the market.
          Sales and marketing costs. Our sales and marketing costs increased $568,058 or 550%, to $671,299 for the three months ended June 30, 2008 as compared to $103,241 for the three months ended June 30, 2007. The increase is largely due to increased provisions for commissions in relation to our sales people and increased marketing costs to promote our products in new acquired markets into different countries.
          General and administrative costs. Our general and administrative costs for the three months ended June 30, 2008 and 2007 were $1,130,313 and $744,481, respectively, representing an increase of $385,832 or 51.8%. The increase in general and administrative costs as compared to the prior year is the result of our investments made to increase customer support concurrent with the launch of our GlamSmile veneers product line in both Europe and the US.
          Depreciation and amortization. Our depreciation and amortization increased $25,627 or 39%, to $91,261 for the three months ended June 30, 2008 as compared to $65,634 for the three months ended June 30, 2007. The increase is mostly due to the investment in a semi-automatic production machine for the production of our foam strips, which will allow us to significantly increase our production capacity. This investment allowed us to streamline and improve production significantly with resultant increases in capacity and quality as well as decreased costs. Secondly, investments are being made in software and related hardware to bring the design of veneers to the next level which will allow the dentist to modify the design of the final product, gaining substantial time in the production process.
          Net interest expense was $17,723 for the three months ended June 30, 2008 as compared to $27,437 for the three months ended June 30, 2007, a decrease of $9,714, or 35%. Interest expense has decreased primarily because of decreased utilization of our available bank credit line.
Liquidity and Capital Resources

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Cash and Cash equivalents
          Our balance sheet at June 30, 2008 reflects cash and cash equivalents of $1,467,692 as compared to $1,728,281 as of March 31, 2008, a decrease of $260,589. The decrease of cash and cash equivalents is primarily as a result of the increase in accounts receivable as at June 30, 2008.
Operations
          Net cash used by operations was $135,979 for the three months ended June 30, 2008 as compared to net cash provided by operations of $1,298,484 for the three months ended June 30, 2007. The decrease in net cash provided by operations for the three months ended June 30, 2008 as compared to the three months ended June 30, 2007 is primarily attributable to an increase in accounts receivable of $541,000 and a reduction of accounts payable of $148,000.
Investing activities
          Net cash used in investing activities totaled $287,613 for the three months ended June 30, 2008 as compared to net cash used in investing activities of $50,364 for the three months ended June 30, 2007. Cash used in investing activities in the three months ended June 30, 2008 was mainly for equipment to be used in the production process of Veneers, additional hardware equipment in relation to support our GlamSmile product line in combination with our new designed software, enabling the dentist to interfere in the production process, investments made for moldings concerning the GlamSmile product group and moldings for new OTC products.
Financing activities
          Net cash provided by financing activities totaled $116,897 for the three months ended June 30, 2008 as compared to $5,511,867 for the three months ended June 30, 2007. Net cash provided from financing activities in the three month period ended June 30, 2007 was higher than in the three months ended June 30, 2008 because of the net cash proceeds received by the Company from a Private Placement, which took place at the end of the quarter ended June 30, 2007, with net proceeds received in the three month period ended June 30, 2007 totaling $6,045,294 offset by the partial repayment of our existing Credit Line in the amount of $522,226.
          During the next nine months, cash raised from our recent private placement (which occurred in June 2007) will be used to finance our current liabilities, reduce the Facility at Fortis Bank and fund our future investments, largely related to our GlamSmile product.
          During the three months ended June 30, 2008 and June 30, 2007, we recognized an increase in cash and cash equivalents of $52,279 and $6,756, respectively, from the effect of exchange rates between the Euro and the US Dollar.
Off-Balance Sheet Arrangements
          At June 30, 2008, we did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.
Item 3. Quantitative and Qualitative Disclosures About Market Risk
          Not Applicable.

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Item 4T. Controls and Procedures
Disclosure Controls and Procedures
          The Company maintains disclosure controls and procedures designed to ensure that information required to be disclosed in its reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized, and reported within the required time periods and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer (our Principal Accounting Officer), as appropriate, to allow for timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objective, and management is required to exercise its judgment in evaluating the cost-benefit relationship of possible controls and procedures.
          Management conducted an evaluation, under the supervision and with the participation of the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of June 30, 2008. Based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of June 30, 2008.
Change in Internal Control Over Financial Reporting
          There have been no changes in the Company’s internal controls over financial reporting identified in connection with the evaluation of disclosure controls and procedures discussed above that occurred during the quarter ended June 30, 2008 or subsequent to that date that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

22

PART II — OTHER INFORMATION
Item 1. Legal Proceedings
     To the best knowledge of management, there are no material legal proceedings pending against the Company.
Item 1A. Risk Factors
     During the quarter ended June 30, 2008, there were no material changes to the risk factors previously reported by the Company in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds
     None.
Item 3. Defaults Upon Senior Securities
     None.
Item 4. Submission Of Matters To A Vote Of Security Holders
     No matters were submitted to a vote of security holders during the quarter ended June 30, 2008.
Item 5. Other Information
     None.

23

Item 6. Exhibits

Exhibit No	Description

2.1	Stock Exchange Agreement with Resort World Enterprises, Inc. (1)

3.1	Articles of Incorporation of Jofran Confectioners International, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.2	Amendment to Articles of Incorporation changing name from Jofran Confectioners International, Inc., a Nevada corporation, to Cliff Typographers, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.3	Amendment to Articles of Incorporation changing name from Cliff Typographers, Inc., a Nevada corporation, to Cliff Graphics International, Inc., a Nevada corporation, dated January 9, 1987 (1)

3.4	Amendment to Articles of Incorporation changing name from Cliff Graphics International, Inc., a Nevada corporation, to Global Golf Holdings, Inc., a Nevada corporation, dated March 8, 1995 (1)

3.5	Amendment to Articles of Incorporation changing name from Global Golf Holdings, Inc., a Nevada corporation, to Dino Minichiello Fashions, Inc., a Nevada corporation, dated November 20, 1997 (1)

3.6	Amendment to Articles of Incorporation changing name from Dino Minichiello Fashions, Inc., a Nevada corporation, to Resort World Enterprises, Inc., a Nevada corporation, dated August 18, 1998 (1)

3.7	Amendment to Articles of Incorporation changing name from Resort World Enterprises, Inc., a Nevada corporation, to Remedent , Inc., dated October 5, 1998 (1)

3.8	Amended and Restated Articles of Incorporation changing name from Remedent, USA, Inc. to Remedent, Inc. and to effect a one-for-twenty reverse stock split on June 3, 2005 (2)

3.9	Amended and Restated Bylaws (2)

4.1	Specimen of Stock Certificate (3)

4.2	Form of Subscription Agreement (4)

4.3	Form of Warrant for Common Stock (4)

4.4	Form of Registration Rights Agreement (4)

4.5	Form of Warrant for Unit (5)

4.6	Form of Warrant for Common Stock (6)

10.1	Distribution Agreement, dated April 10, 2008, by and between Remedent N.V. and GlamTech USA, Inc. (7)

10.2	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008 (8)

10.3	OEM Agreement between Remedent, Inc. and SensAble Technologies, Inc., dated June 30, 2008 (9)

31.1	Certifications of the Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act.*

31.2	Certifications of the Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act.*

32.1	Certifications of the Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act.*

32.2	Certifications of the Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act.*

*	Filed herewith.

(1)	Incorporated by reference from Registration Statement on Form SB-2 filed with the SEC on July 24, 2002.

(2)	Incorporated by reference from Form 8-K filed with the SEC on June 8, 2005.

(3)	Incorporated by reference from Form SB-2 filed with the SEC on August 4, 2005.

(4)	Incorporated by reference from Form 8-K filed with the SEC on July 11, 2005.

(5)	Incorporated by reference from Form SB-2/A filed with the SEC on October 26, 2005

(6)	Incorporated by reference from Form 8-K filed with the SEC on June 27, 2007.

24

(7)	Incorporated by reference from Form 8-K filed with the SEC on April 15, 2008.

(8)	Incorporated by reference from Form 8-K filed with the SEC on April 30, 2008.

(9)	Incorporated by reference from Form 8-K filed with the SEC on July 7, 2008.

25

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REMEDENT, INC.
Date: August 19, 2008	By:	/s/ Robin List
		Name:	Robin List
		Title:	Chief Executive Officer

Date: August 19, 2008	By:	/s/ Philippe Van Acker
		Name:	Philippe Van Acker
		Title:	Chief Financial Officer

26

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-KSB

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended March 31, 2008

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 001-15975
REMEDENT, INC.

(Name of small business issuer as specified in its charter)

Nevada	86-0837251

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Xavier de Cocklaan 42, 9831 Deurle, Belgium	N/A

(Address of principal executive offices)	(Zip code)
011-329-321-70-80

(Issuer’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value
     Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐
     Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB ☑
     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
     State issuer’s revenues for its most recent fiscal year $7,482,261
      State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act.)
     The aggregate market value of voting stock held by non-affiliates of the registrant was $10,890,252.80 as of July 9, 2008 (computed by reference to the last sale price of a share of the registrant’s common stock on that date as reported by the Over the Counter Bulletin Board). For purposes of this computation, it has been assumed that the shares beneficially held by directors and officers of registrant were “held by affiliates”; this assumption is not to be deemed to be an admission by such persons that they are affiliates of registrant.
     As of July 9, 2008, there were 18,637,803 shares of the registrant’s common stock, par value $0.001 per share, issued and outstanding.
     Documents incorporated by reference: None.
     Transitional Small Business Disclosure Format (Check one): Yes ☐; No ☑

          In addition to historical information, this Annual Report on Form 10-KSB (“Annual Report”) for Remedent, Inc. (“Remedent” the “Company,” “we,” “our” or “us”) contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the growth of product lines, optimism regarding the business, expanding sales and other statements. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of our products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed in the section of this Annual Report entitled “Risk Factors” and from time to time in our Securities and Exchange Commission filings under “risk factors” and elsewhere.
          Each forward-looking statement should be read in context with, and with an understanding of, the various disclosures concerning our business made elsewhere in this Annual Report, as well as other public reports filed by us with the United States Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement as a prediction of actual results of developments. Except as required by applicable law or regulation, we undertake no obligation to update or revise any forward-looking statement contained in this Annual Report.

PART I
ITEM 1 — DESCRIPTION OF BUSINESS
Introduction
     We are one of the leading manufacturers of cosmetic dentistry products in Europe. By leveraging our knowledge of regulatory requirements regarding dental products and management’s experience with the needs of the professional dental community, we have developed a family of teeth whitening products for both professional and “Over-The-Counter” use.
     Some of the more significant developments in our business this year included the following:
•	Entered into distribution agreement with Vemedia N.V., a corporation under the laws of the Netherlands (“Vemedia”) whereby Vemedia agreed to be the exclusive distributor of our products in the Netherlands.

•	Entered into a distribution agreement with GlamTech USA, Inc., a corporation under the laws of Delaware (“GlamTech”) whereby GlamTech agreed to be the exclusive distributor of our GlamSmile products in the United States and Canada.

•	Continued to advance our sales and distribution channels for our new teeth whitening products, iWhite™ and MetaTray®, in Europe and the United States;

•	Continued to advance our new Reme)Sense Tray and Foam Strips products, which provide a remedy for sensitive teeth.
     We design, develop, manufacture and distribute cosmetic dentistry products, including a full line of professional dental and retail “Over-The-Counter” teeth whitening products that are distributed in Europe, Asia and the United States. We manufacture many of our products at our facility in Deurle, Belgium as well as outsourced manufacturing in China. We distribute our products using both our own internal sales force and through the use of third party distributors.
     We were originally incorporated under the laws of Arizona in September 1996 under the name Remedent USA, Inc. In October 1998, we were acquired by Resort World Enterprises, Inc., a Nevada corporation (“RWE”) in a share exchange, and RWE immediately changed its name to Remedent USA, Inc. In June 2005, we formed Remedent Asia Pte Ltd, a wholly owned subsidiary formed under the laws of Singapore.
     Prior to June 3, 2005 we controlled Remedent N.V., a corporation formed under the laws of Belgium, through common officers and directors, but only owned 22% of its outstanding shares. In February and December 2004, in an action taken by written consent of the holders of a majority of the issued and outstanding shares of our common stock, our stockholders authorized the acquisition of the remaining 78% of our subsidiary, Remedent N.V., which we did not own, in exchange for 7,715,703 post-split shares of our common stock in a transaction involving Messrs. Guy De Vreese and Robin List, our Chairman and Chief Executive Officer respectively. On June 3, 2005, we consummated the acquisition of Remedent N.V. and issued 7,715,703 post- split shares of its restricted common stock to the Lausha N.V., a company controlled by Guy De Vreese, and to Robin List in exchange for all of the issued and outstanding shares of Remedent N.V. owned by Lausha N.V. and Robin List. As a result of this acquisition, Remedent N.V. became our wholly owned subsidiary.

Current Products and Business Strategy
Products
     Our products can be generally classified into the following categories: professional dental products and “Over-The-Counter” teeth whitening products.
Professional Dental Products
     GLAMSMILE. In the fall of 2006, we launched our proprietary veneer technology, GlamSmile™. Cosmetic dentistry is a rapidly growing segment of dental practices within the United States and Europe, with increasing demand for veneers and bonding procedures. Our GlamSmile veneers are ultra thin claddings made from a mixture of a hybrid composite and porcelain materials which are attached to the front of the patient’s teeth. Because GlamSmile veneers are so thin, the dentist does not need to remove healthy tooth structure thereby leaving the patient’s healthy tooth structure intact. Our GlamSmile veneers provide several important benefits:
•	no local anesthesia is required to prepare the teeth;

•	reduced (if any) tooth sensitivity post-procedure; and

•	the process is reversible.
     At the initial doctor visit, an impression is made of the patient’s teeth. During the second visit, the hybrid composite veneers, which are computer generated as a single unit, are then ready to be installed. The single-unit feature enables dentists with minimal training to apply up to ten teeth in one 30 — 45 minute visit. This minimizes the risk of failure and allows more dentists to offer GlamSmile veneers as part of their dental practice.
     With traditional bonding, a dentist adheres a composite material directly on the tooth which lasts about 3 to 6 years and tends to discolor. Porcelain veneers, though a more lasting solution (ten years or more), require a significantly more invasive procedure to install, which is irreversible, requires a very high level of training and skill from the dentist, and can cost from $700 to $2,000 per tooth.
     In the fall of 2006, we opened our initial GlamSmile Lab in Ghent, Belgium. As a temporary solution, the lab was integrated at the same address as the office of Evelyne Jacquemyns, a dentist in Ghent, who is a related person to Guy De Vreese, our Chairman. It was agreed that we could use the office of Ms. Jacquemyns from time to time for demonstration purposes in relation to our GlamSmile veneers, at no cost. During the summer of 2007, our GlamSmile Lab was temporary moved to another location within the same building, to be able to facilitate our growing group of Lab technicians. We are currently negotiating to rent a larger location, where the initial GlamSmile Lab will be moved together with the GlamSmile Veneers Drawing team. We incurred $63,835 and $49,473 during the years ending

March 31, 2007 and March 31, 2008, in costs related to the build out of the initial GlamSmile Lab. Additional investments are planned to support the growth of sales of our GlamSmile veneers.
     We entered into a distribution agreement with GlamTech USA, Inc., a Delaware corporation (“GlamTech”) whereby GlamTech agreed to be the exclusive distributor of our GlamSmile products in the United States and Canada, and as a result we are currently marketing the GlamSmile veneers in the United States and Canada, as well as Europe.
     REMEWHITE IN OFFICE WHITENING SYSTEM. One of our first dental products that we developed for the professional dental community was the RemeCure™ plasma curing light (described below). Leveraging on our early success with the RemeCure light, we introduced the RemeWhite™ In Office Whitening System. Based upon the initial RemeCure light, a new light, called the RemeCure CL-15, was developed featuring new enhancements to the hardware and software enabling this light to be fully automated thereby eliminating the need for the dentist to hold the light during whitening treatments. In addition, a proprietary gel was formulated to be used with the system as well as a time saving method to apply the gel. An additional benefit of the RemeWhite system is the repeat sales of the gel to users of the system providing ongoing revenue streams that we anticipate will continue to grow annually.
     REMEWHITE HOME MAINTENANCE KIT. In 2004, the RemeWhite Home Maintenance Kit was introduced and sold by dentists to their patients, featuring 16 pre-filled trays with a level of whitening agent safe for home use yet stronger than most Over-The-Counter products.
     METATRAY. In August 2005, we introduced MetaTray®, our next generation of products targeted for the professional dentist market. MetaTray is a completely self-contained whitening system that can be administered by dentists that:
•	Does not require chair time.

•	Incorporates all the benefits of heat and light for activating gel.

•	Introduces a proprietary gel delivery system that eliminates dripping and running while enhancing protection for surrounding gums and tissue.
     The MetaTray kit consists of a proprietary, reusable mouthpiece that has embedded in the mouthpiece both a heating element and an electroluminescent mesh that are powered by a rechargeable 9 volt power source providing heat and light similar to that which is delivered to the teeth by conventional dental lights.
     The system also introduced a proprietary foam strip that is unique in the manner in which it releases peroxide to the tooth surface without dripping or running. The MetaTray kit is easy to handle, to store, and to discard. It works by gradual release. As the mouth is producing more saliva — the saliva is absorbed by the foam and pushes the peroxide out of the foam in a chemical reaction. This also prolongs the release of peroxide allowing for a more gradual treatment thereby minimizing irritation to the gums and surrounding tissue. Most importantly, since the MetaTray kit can be used at home by the patient, foam strips with the appropriate concentration of peroxide can be provided by the dentist thereby generating a continuing revenue stream for the dentist while achieving high levels of patient satisfaction.
     REMECURE. The RemeCure plasma curing light uses plasma arc technology instead of LED and laser technology which provides high-energy power over the complete spectrum. This allows the RemeCure plasma curing light to be used in various applications such as: (1) curing dental composite materials in only seconds and; (2) single appointment, in-office whitening in less than forty minutes.

Over-The-Counter Products
     CLEVERWHITE. In July 2003 we launched our first product developed for distribution through Over-The-Counter retail outlets, specifically pharmacies. CleverWhite™ featured a unique non-peroxide formula, thereby overcoming the European Union regulatory ban on Over-The-Counter sales of peroxide compounds, the active ingredient typically found in all United States tooth whitening products. Combining a mouth tray with a unique gel delivery system that requires no mixing, no syringes or even filling the tray, CleverWhite utilized pre-filled pouches that are placed in the mouth tray and activated once in the mouth with no dripping or other discomfort often associated with tray based whitening systems.
     CLEVERWHITE DAY & NIGHT. Capitalizing on the CleverWhite’s initial success, we launched our second Over-The-Counter product in the fourth quarter of calendar year 2004. CleverWhite Day & Night sticks offer a portable, easy to use, whitening solution at what we believe to be a very affordable price.
     IWHITE. In 2006, we introduced a variation of our MetaTray® product named iWhite®. iWhite features a mouthpiece similar to that used in the MetaTray products. However, the iWhite mouthpiece only uses the electroluminescent mesh and not the heating element thereby reducing the power requirements to a 3V battery. iWhite also features lower concentrations of the whitening agent, which allows it to be sold in most over-the-counter distribution channels.
     REME)SENSE TRAY AND FOAM STRIPS. The Reme)sense™ Tray and Foam Strips were launched in the 3 months ending March 31, 2007 and are a remedy for sensitive teeth. Reme)sense provides fast and long lasting results for sensitive teeth. The foam strips, which are placed in the tray for a treatment, are soft and comfortable while providing total precision in their application, thanks to the indication of the teeth numbers in the Reme)sense tray. The Reme)sense kit comes with 8 foam strips and will protect the teeth against sensitivity for up to 4 months with only one treatment of 10 minutes per month.
Distribution
     Duplicating the model we developed for the professional dental segment, our retail strategy has been to focus on product development and marketing and to rely on our distributor network assisted by our internally developed marketing programs for servicing our customers in each market.
     Starting in Belgium and the Netherlands, our products have been introduced utilizing our Distributor Assisted Marketing programs. We implement our program by first identifying an established dealer in each market with a well developed sales force familiar with sales of capital equipment to the professional dentist community. Second, we develop aggressive lead generation programs and other marketing techniques which serve as a blue print for the dealers to implement. The combination of a well-trained dealer force and dealer-assisted marketing and lead generation programs has proven to be far more effective than utilizing a direct sales approach, which is slower and more costly to establish. This process has been repeated for both the professional dentist and retail, over the counter markets in each country. As a result of this approach, in just four years we have established dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.
     On December 21, 2005, we entered into an agreement with Pierre Fabre Medicament S.A., a corporation organized under the laws of France (“Pierre Fabre”). Pursuant to the agreement, commencing on January 1, 2006, Pierre Fabre became our sole and exclusive distributor of the iWhite® and

MetaTray® product in France, Guadeloupe, Guiana, Martinique, Mayotte, New Caledonia, French Polynesia, La Reunion, St. Bartholomew, St. Martin, St. Pierre and Miquelon, Wallis and Futuna. The agreement requires Pierre Fabre to order minimum quantities of the products, and if Pierre Fabre fails to sell the minimum quantities of the products within the first eighteen (18) months of the agreement, we will have a right to terminate the agreement on a product-by-product basis upon one (1) month prior written notice. The term of the agreement is for an initial three (3) years and will automatically be extended for successive two (2) year terms unless terminated by six (6) months written notice. The agreement grants Pierre Fabre a first option right to expand the territory under the agreement to include Cyprus, Morocco, Tunisia, Algeria and South Africa.
     On March 29, 2006, we entered into an agreement with Dream Life, Inc., a California corporation (“Dream Life”). Effective as of March 22, 2006, we granted Dream Life sole and exclusive distribution rights of the MetaTray® products in China, Korea, Vietnam, Mongolia and Thailand. The agreement requires Dream Life to order 10,000 units per quarter or 40,000 units per year with minimum orders of no less than 2,000 units. In the event that Dream Life fails to sell the minimum quantity in any calendar year we have the right to terminate the agreement with sixty (60) days notice after the close of the calendar year in which Dream Life failed to sell the minimum quantity. Dream Life would then have thirty (30) days to cure the default or we, at our option, may terminate the Agreement. We have also granted to Dream Life a right of first offer with respect to any new products in the MetaTray family of products that we develop. The term of the agreement is for an initial two (2) years and will automatically be extended for successive two (2) year terms unless terminated by three (3) months written notice.
     On November 26, 2007, we entered into an agreement with Vemedia B.V., a corporation under the laws of the Netherlands (“Vemedia”) whereby Vemedia agreed to be the exclusive distributor of certain of our teeth sensitivity products, including a kit for sensitive teeth, containing six Foam Strips and one double tray, similar to the Reme)Sense kit, in the Netherlands. The agreement is for an initial period of three (3) years and will automatically be extended for successive two (2) year terms unless terminated by six (6) months prior written notice.
Locations
     During the second half of the fiscal year ended March 31, 2006, we established sales offices in Los Angeles, California to service the United States market and in Singapore to service the Asian market. In conjunction with the establishment of the office in Singapore, we formed a wholly owned subsidiary Remedent Asia Pte Ltd. Although sales in Singapore have taken time to materialize, we have been successful in establishing market share in this region. Sales increased from $240,085 to $347,642 or an increase of approximately 45 % over the last fiscal year, ending March 31, 2008, compared to sales realized over the fiscal year ending March 31, 2007.
     In connection with our United States based office, on October 12, 2005, we entered into an Employment Agreement with an individual in the United States for an initial term of three (3) years. At the time of his hire, it was contemplated that he would be based in our California office managing our worldwide sales, as well as establishing a customer in United States market for our MetaTray® products. In July 2006, we terminated the Employment Agreement pursuant to an Employment Severance Agreement. Accordingly, we have encountered less than anticipated acceptance of our products in the United States market utilizing this direct sales approach and anticipate that we will have to transition to a strategy similar to our Distributor Assisted Marketing programs as utilized in Europe.
     During the summer of 2006, the decision was taken by the Company to keep a minimal presence in the US, by hiring an independent consultant, responsible for the implementation of the European Distributor Assisted Marketing programs. As this implementation can be compared to a complete start-up of a new company, it has taken time to contact new distributors and to establish new relationships with these new Distributors. Although is has taken time to materialize sales, during the last quarter of the fiscal year ending March 31, 2008, material agreements were closed with major Distributors for the U.S. market which has translated into increased U.S. sales.
     On August 15, 2007, the Company announced the appointment of Roger Leddington as its Senior Vice President and Head of U.S. Marketing. In this capacity Mr. Leddington oversees the Company’s U.S. launch of its GlamSmile product. Pursuant to a letter agreement between the Company and Mr. Leddington, Mr. Leddington’s employment with the Company is on an at-will basis and commenced on August 8, 2007 (“Effective Date”). This agreement was subsequently terminated in the beginning of May 2008, when Mr. Leddington resigned and in connection with the GlamTech distribution agreement, accepted the position as GlamTech’s president.
Manufacturing
     Initially, all of the manufacturing related to the above products was conducted through third party manufacturers under our supervision thereby minimizing demands on capital resources. Beginning in 2003, parts of the manufacturing and the majority of the final assembly of our products were brought in-house, thereby improving control over product quality while significantly reducing product costs. These efforts were expanded significantly during the fiscal year ended March 31, 2006, in particular with regard to the expansion of in-house manufacturing capabilities for our gel products and foam strips. In December 2005, our manufacturing facility became ISO 9001:2000 certified and ISO 13485:2003 certified which includes the certification for the manufacture of medical devices.
     The mouthpieces for our iWhite and MetaTray products are manufactured in China using a contract manufacturer and shipped to our facility in Belgium for insertion of the foam strips.
Research and Development
     During the year ended March 31, 2008 we continued our research and development activities to improve the quality and performance of our existing products, investigated and developed new product opportunities and worked to obtain regulatory approvals on a country by country basis of recently developed products.
     On February 10, 2006, we issued to an individual as consideration for past services performed and the release of any and all claims under prior agreements, the right to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.60 per share for a term of five (5) years pursuant to the terms and conditions of a Stock Option Agreement. The 150,000 options had been valued in accordance with the Black-Scholes pricing model utilizing an historic volatility factor of 1.55, a risk free interest rate of 4.5% and an expected life for the options of five years, resulting in a value of $2.41 per option granted for a total for the options of $361,500. The value of this option grant was recorded as of December 31, 2005 as a research and development expense. In November 2006, we entered into a Settlement Agreement and Release (“Settlement Agreement”) with this individual pursuant to which the prior agreement was terminated. In connection with the Settlement Agreement, we agreed to pay this individual $65,000 in settlement of all accounts which was recorded as an expense as of the date of the Settlement Agreement and he in turn agreed to the cancellation of his options to purchase 150,000 shares of our common stock in exchange for certain product rights that we elected not to pursue.
     Accordingly, research and development expenses were $332,958 for the year ended March 31, 2008 as compared to $341,764 for the year ended March 31, 2007.

New Product Development
     Universal Applicator. On December 12, 2005, we exercised an option to license an international patent, excluding the US market, (See Intellectual Property below) and worldwide manufacturing and distribution rights for a product which relates to a single use universal applicator for dental pastes (such as a finger brush for cleaning teeth), salves, creams, powders, liquids and other substances where manual application could be relevant. We are developing several products for distribution that would be covered by this patent.
Intellectual Property
     In October 2004, we acquired from the inventor the exclusive, perpetual license to two issued United States patents which are applicable to the MetaTray® kit. Pursuant to the terms of the license agreement, we were granted an exclusive, worldwide, perpetual license to manufacture, market, distribute and sell the products contemplated by the patents subject to the payment of $65,000 as reimbursement to the patent holder for legal and other costs associated with obtaining the patents, which was paid in October 2004, and royalties for each unit sold subject to an annual minimum royalty of $100,000 per year. We anticipate that these patents will provide protection against potential competition for the MetaTray product within the United States and we intend to pursue worldwide applications for these patents.
     We have filed two patent applications in the European Union, United States and Australia related to the GlamSmile product and four international patents applications related to the MetaTray and iWhite products which are pending, including patent applications related to the foam strip technology utilized in these products.
     In September 2004, we entered into an agreement with Lident N.V. (“Lident”), a company controlled by our Chairman, to obtain an option, exercisable through December 31, 2005, to license an international patent (excluding the US) and worldwide manufacturing and distribution rights for a potential new product for which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to our Chairman’s association with us. The patent is an Italian patent which relates to a single use universal applicator for dental pastes, salves, creams, powders, liquids and other substances where manual application could be relevant. We filed to have the patent approved throughout Europe. The agreement required we advance to the inventors through Lident a fully refundable deposit of €100,000 subject to our due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, would be assigned to us for additional consideration to the inventors of €100,000 and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not determined not viable, the €100,000 deposit would be repaid in full by Lident. The consideration we had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident would not have profited from the exercise of the option. Furthermore, at a meeting of our Board of Directors on July 13, 2005, the Board accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to us in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. Consequently, once we exercise the option, all future payments, other than the reimbursement of costs would be paid directly to the original inventors and not to Lident. On December 12, 2005, we exercised the option and the patent holder agreed to revise the assignment agreement whereby we agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by us in September 2005 and the remaining €25,000 to be paid upon our first shipment of a product covered by the patent. The patent is being amortized over five (5) years.

     We also have ongoing research and development efforts to improve and expand our current technology and to develop new teeth whitening products. We intend to continue to apply for patents when we believe it is in our interest to do so and as advised by patent counsel. We rely and will continue to rely on trade secrets, know-how and other unpatented proprietary information in our business. Certain of our key employees and consultants are required to enter into confidentiality and/or non-competition agreements to protect our confidential information.
     We also own the rights to registered trademarks and service marks in several foreign countries including, but not limited to, “CleverWhite.” We have filed applications to register trademarks and service marks in several foreign countries including but not limited to “iWhite®”, “MetaTray®” and “Remedent.”
Major Customers
     For the year ended March 31, 2008 we had one customer that accounted for 16% of total revenues. For the year ended March 31, 2007, we had two customers whose sales accounted for 35% and 10%, respectively, of total revenues.
Competition
     International markets including Europe, Asia and Latin America have followed the United States’ lead in expanding offerings in the areas of tooth whitening. Leading the way in both the professional dentist and retail segments has been United States based companies seeking to expand their distribution. Impeding these efforts has been the inability of many of these companies to fully understand the differences from both a distribution and a regulatory standpoint that apply in each of the European and Asian markets. Notwithstanding the formation of the European Union and its efforts to standardize regulatory and business practices throughout Europe, these practices in reality vary widely from country to country. In addition, unlike the United States market where pharmacies and supermarkets have become homogenized as to retail product offerings and pricings, most companies in Europe need to distinguish between the locally owned pharmacy and the supermarket chains with regard to product brands and pricing offered. As our strategy, we have not targeted our Over-The-Counter products at the supermarket channels in Europe, where our products would face price competition from United States whitening products such as Crest Whitestrips, but rather at the specialty pharmacy market that still thrives throughout Europe. As a result, we believe that our products are able to maintain higher perceived value within their target market.
     Competition in the professional dentist products comes primarily from the larger United States based competitors including Brite-Smile, Rembrandt (now a subsidiary of Gillette Company, Inc.), Discuss Dental, Inc. and Zoom. All of these companies offer light and whitening solutions to the professional dentist community. Despite our competition’s advantage with respect to size, resources and name recognition, we have continued to maintain market share in this highly competitive segment for the following reasons:
•	Better combined pricing strategy than the competition when considering net cost for whitening materials and initial cost of light.

•	Dual purpose light to maximize value of initial investment.

•	Ease of use from automated functionality of light, speed and gel application method.

•	Superior gel formulation which maximizes performance while minimizing sensitivity.

•	Home maintenance kit for improved patient satisfaction.

     In addition, we believe our MetaTray products offer dentists a highly differentiated alternative to conventional whitening treatments that will allow dentist quality results for their patients, better utilization of “chair time” for their dental practices and, as a result, higher profit margins related to the whitening segment of their business.
Regulatory Issues
     Because we market dental products which are legally defined to be medical devices, we are considered to be a medical device manufacturer and as such we are subject to the regulations of, among other governmental entities, the United States Food and Drug Administration (the “FDA”) and the corresponding agencies of the states and foreign countries in which we sell our products. These regulations govern the introduction of new medical devices, the observance of certain standards with respect to the manufacture and labeling of medical devices, the maintenance of certain records and the reporting of potential product problems and other matters. A failure to comply with such regulations could have material adverse effects on our business.
     The Federal Food, Drug and Cosmetic Act (“FDC Act”) regulates medical devices in the United States by classifying them into one of three classes based on the extent of regulation believed necessary to ensure safety and effectiveness. Class I devices are those devices for which safety and effectiveness can reasonably be ensured through general controls, such as device listing, adequate labeling, pre-market notification and adherence to the Quality System Regulation (“QSR”) as well as medical device reporting, labeling and other regulatory requirements. Some Class I medical devices are exempt from the requirement of pre-market approval or clearance. Class II devices are those devices for which safety and effectiveness can reasonably be ensured through the use of special controls, such as performance standards, post-market surveillance and patient registries, as well as adherence to the general controls provisions applicable to Class I devices. Class III devices are devices that generally must receive pre-market approval by the FDA pursuant to a pre-market approval application (“PMA”) to ensure their safety and effectiveness. Generally, Class III devices are limited to life sustaining, life supporting or implantable devices; however, this classification can also apply to novel technology or new intended uses or applications for existing devices.
     Before most medical devices can be marketed in the United States, they are required by the FDA to secure either clearance of a pre-market notification pursuant to Section 510(k) of the FDC Act (a “510(k) Clearance”) or approval of a PMA. Obtaining approval of a PMA can take several years. In contrast, the process of obtaining 510(k) Clearance generally requires a submission of substantially less data and generally involves a shorter review period. Most Class I and Class II devices enter the market via the 510(k) Clearance procedure, while new Class III devices ordinarily enter the market via the more rigorous PMA procedure. In general, approval of a 510(k) Clearance may be obtained if a manufacturer or seller of medical devices can establish that a new device is “substantially equivalent” to a predicate device other than one that has an approved PMA. The claim for substantial equivalence may have to be supported by various types of information, including clinical data, indicating that the device is as safe and effective for its intended use as its legally marketed equivalent device. The 510(k) Clearance is required to be filed and cleared by the FDA prior to introducing a device into commercial distribution. Market clearance for a 510(k) Notification submission may take 3 to 12 months or longer. If the FDA finds that the device is not substantially equivalent to a predicate device, the device is deemed a Class III device, and a manufacturer or seller is required to file a PMA. Approval of a PMA for a new medical device usually requires, among other things, extensive clinical data on the safety and effectiveness of the device. PMA applications may take years to be approved after they are filed. In addition to requiring clearance or approval for new medical devices, FDA rules also require a new 510(k) filing and review period prior to marketing a changed or modified version of an existing legally marketed device if such changes or modifications could significantly affect the safety or effectiveness of that device. The FDA prohibits the advertisement or promotion of any approved or cleared device for uses other than those that are stated in the device’s approved or cleared application.
     We have received approval from the FDA to market our RemeCure CL15 dental curing lamp in the United States. We submitted our application for approval on FDA Form 510(k) on October 30, 2002 and received FDA approval for this product on January 9, 2003. None of our other products have FDA approval for marketing in the United States. We believe that our products: The MetaTray®, is a Class I medical device as defined in the Federal Code of Regulations under 21 CFR 872.6475 that is exempt from advance market notification procedures, therefore the FDA clearance or approval for the commercial distribution of this product in the US is not required. We believe that the iWhite® and RemeSmile™ will not require a 510(k) submission because the products fall within an exemption under the 510(k) regulation.
     International sales of medical devices are also subject to the regulatory requirements of each country. In Europe, the regulations of the European Union require that a device have a CE Mark, a mark that indicates conformance with European Union laws and regulations before it can be sold in that market. The regulatory international review process varies from country to country. We previously relied upon our distributors and sales representatives in the foreign countries in which we market our products to ensure we comply with the regulatory laws of such countries; however, during the year ended March 31, 2006 we expanded our own Research and Development personnel to enable us to provide greater assistance and play a more proactive role in obtaining local regulatory approvals, especially in Europe. We currently have an in-office regulatory affairs representative who is responsible for coordinating local and international approvals as well as our ISO:9001 and ISO:13485 (medical device).
Costs and Effects of Compliance with Environmental Laws and Regulations
     We are not in a business that involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations. Further, we do not own any real property that could lead to liability as a landowner. Therefore, we do not anticipate that there will be any substantial costs associated with the compliance of environmental laws and regulations.
Employees
     We currently retain 26 full-time employees in Belgium. We currently have one employee, operating as a consultant, in the United States. Our subsidiary, Remedent, N.V., has an employment agreement with Mr. Philippe Van Acker, our Chief Financial Officer. We entered into an employment agreement with Roger Leddington on August 15, 2007, appointing Mr. Leddington Senior Vice President and Head of U.S. Marketing. This agreement was subsequently terminated in the beginning of May 2008, when Mr. Leddington resigned and in connection with the GlamTech distribution agreement, accepted the position as GlamTech’s president.
ITEM 2 — DESCRIPTION OF PROPERTY
     The Company leases its 26,915 square feet office and warehouse facility in Deurle, Belgium from an unrelated party pursuant to a nine-year lease commencing December 20, 2001 at a base rent of €6,838 per month ($11,097 per month at March 31, 2008). In addition, the Company is responsible for the payment of annual real estate taxes for the property which totaled €4,120 ($6,515) for calendar year 2008.

The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2008 is $359,773.
ITEM 3 — LEGAL PROCEEDINGS
     To the best knowledge of management, there are no material legal proceedings pending against the Company.
ITEM 4 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     No matters were submitted for shareholders vote during the fourth quarter.
PART II
ITEM 5 — MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
     Our common stock is traded on the Over the Counter Bulletin Board under the symbol REMI. Prior to June 3, 2005, our common stock is traded on the Over the Counter Bulletin Board under the symbol REMM and prior to September 1, 2001 our common stock was traded on the pink sheets included under the symbol REMM.
     The following is the range of high and low bid prices for our common stock for the periods indicated:

	Bid Prices
	High	Low
Quarter ended June 30, 2006	$2.75	$1.80
Quarter ended September 30, 2006	$2.10	$1.40
Quarter ended December 31, 2006	$1.80	$0.95
Quarter ended March 31, 2007	$2.05	$1.39
Quarter ended June 30, 2007	$1.85	$1.40
Quarter ended September 30, 2007	$1.95	$1.40
Quarter ended December 31, 2007	$3.15	$1.45
Quarter ended March 31, 2008	$1.75	$0.90
     Bid quotations represent interdealer prices without adjustment for retail markup, markdown and/or commissions and may not necessarily represent actual transactions.
Stockholders
     As of July 9, 2008, the number of stockholders of record was 200, not including beneficial owners whose shares are held by banks, brokers and other nominees.
Dividends
     We have not paid any dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including the company’s earnings, financial condition, capital requirements and other factors.

Securities Authorized for Issuance under Equity Compensation Plans
     As of March 31, 2008, we had three equity compensation plans approved by our stockholders (1) our Incentive and Nonstatutory Stock Option Plan enacted in 2001 (the “2001 Plan”), (2) our 2004 Incentive and Nonstatutory Stock Option Plan (the “2004 Plan”); and (3) our 2007 Equity Incentive Plan (the “2007 Plan”). Our stockholders approved the 2001 Plan reserving 250,000 shares of common stock of the Company pursuant an Information Statement on Schedule 14C filed with the Commission on August 15, 2001. In addition, our stockholders approved the 2004 Plan reserving 800,000 shares of common stock of the Company pursuant to an Information Statement on Schedule 14C filed with the Commission on May 9, 2005. Finally, our stockholders approved the 2007 Plan reserving 1,000,000 shares of common stock of the Company pursuant to a Definitive Proxy Statement on Schedule 14A filed with the Commission on October 2, 2007.
     In addition to the equity compensation plans approved by our stockholders, we have issued options and warrants to individuals pursuant to individual compensation plans not approved by our stockholders. These options and warrants have been issued in exchange for services or goods received by us.
     The following table provides aggregate information as of March 31, 2008 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	of outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options	securities reflected
Plan Category	and right	warrants and rights	in column (a))
Equity Compensation Plans approved by security holders	1,103,166	$2.01	96,834
Equity Compensation Plans not approved by security holders	297,298	$1.50	NA
Total	1,400,464	$1.91	96,834
ITEM 6 — MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
     In addition to historical information, this section contains “forward-looking” statements, including statements regarding the growth of product lines, optimism regarding the business, expanding sales and other statements. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of our products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed in the section of this Annual Report entitled “Risk

Factors” and from time to time in our Securities and Exchange Commission filings under “risk factors” and elsewhere.
     Each forward-looking statement should be read in context with, and with an understanding of, the various disclosures concerning our business made elsewhere in this Annual Report, as well as other public reports filed by us with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement as a prediction of actual results of developments. Except as required by applicable law or regulation, we undertake no obligation to update or revise any forward-looking statement contained in this Annual Report. This section should be read in conjunction with our consolidated financial statements.
Overview
     We design, develop, manufacture and distribute cosmetic dentistry products. Leveraging our knowledge of regulatory requirements regarding dental products and management’s experience in the needs of the professional dental community, we have developed a family of teeth whitening products for both professional and “Over-The-Counter” use, that are distributed in Europe, Asia and the United States. We manufacture many of our products in its facility in Deurle, Belgium as well as outsourced manufacturing in China. We distribute our products using both its own internal sales force and through the use of third party distributors. As a result of this approach, in just four years we have established dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.
     For the fiscal years ending March 31, 2003 through 2008, substantially all of our revenue has been generated by our Belgian subsidiary, Remedent N.V., which has experienced substantial growth in its revenues.
     Our products can be generally classified into the following categories: professional dental products and “Over-The Counter” tooth whitening products. In the fall of 2006, we launched a proprietary veneer technology product line called GlamSmile™. GlamSmile veneers are ultra thin claddings made from a mixture of a hybrid composite and porcelain materials which are attached to the front of the patient’s teeth. Because GlamSmile veneers are so thin, the dentist does not need to remove healthy tooth structure leaving the patient’s healthy tooth structure intact results in several important benefits: (i) no local anesthesia is required to prepare the teeth; (ii) reduced (if any) tooth sensitivity post-procedure; and (iii) the process is reversible. In addition, in the three months ended March 31, 2006, a variation of our MetaTray® product named iWhite® was introduced to our global retail distribution network. We introduced MetaTray in August 2005, our next generation of products targeted for the professional dentist market. MetaTray is a completely self-contained whitening system that can be administered by dentists.
     Our products are distributed utilizing our Distributor Assisted Marketing programs. As a result of this approach, in just four years we have established dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.
     During the second half of the fiscal year ended March 31, 2006, we established sales offices in Singapore to service the Asian market. In conjunction with the establishment of the office in Singapore, we formed a wholly owned subsidiary, Remedent Asia Pte Ltd. Although sales in Singapore have taken time to materialize, we believe progress is being made in establishing market share in this region.
     In June 2007, we completed a private placement of 5,600,000 shares of our common stock at $1.25 per share and warrants to purchase up to 4,200,000 shares of common stock at an exercise price of $1.55 per share to certain institutional and accredited investors for an aggregate purchase price of $7,000,000, of which we received proceeds of $5,775,502, net of costs.

     We also received net proceeds of $15,900 on the exercise of 10,000 warrants.
     On February 19, 2008, the Company entered into a formal debt conversion and Registration Rights Agreement with a former investor of the Company. The debt was in the amount of $50,536 and was for past services and obligations attributable to the operations of the Company and its California subsidiaries. In exchange for the debt the Company issued 31,558 common shares of its capital stock.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis for Presentation
     Our financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
Revenue Recognition
     The Company recognizes revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer; risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured. Sales allowances are estimated based upon historical experience of sales returns.
Impairment of Long-Lived Assets
     Long-lived assets consist primarily of property and equipment and patents. The recoverability of long-lived assets is evaluated by an analysis of operating results and consideration of other significant events or changes in the business environment. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of March 31, 2008, we believed there was no impairment of our long-lived assets.
Pervasiveness of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates estimates and judgments, including those related to revenue, bad debts, inventories, fixed assets, intangible assets, stock based compensation, income taxes, and contingencies. Estimates are based on historical experience and on various other assumptions that the Company believes reasonable in the circumstances. The results form the basis for making judgments about the carrying vales of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts
     The Company sells professional dental equipment to various companies, primarily to distributors located in Western Europe. The terms of sales vary by customer, however, generally are 2% 10 days, net 30 days. Accounts receivable is reported at net realizable value and net of allowance for doubtful accounts. The Company uses the allowance method to account for uncollectible accounts receivable. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable.
Research and Development Costs
     We expense research and development costs as incurred.
Inventories
     We purchase certain of our products in components that require assembly prior to shipment to customers. All other products are purchased as finished goods ready to ship to customers.
     We write down inventories for estimated obsolescence to estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected, then additional inventory write-downs may be required.
Patents
     Patents consist of the costs incurred to purchase patent rights and are reported net of accumulated amortization. Patents are amortized using the straight-line method over a period based on their contractual lives.
Conversion of Foreign Currencies
     The reporting currency for our consolidated financial statements is the U.S. dollar. The functional currency for our European subsidiaries, Remedent N.V. and Sylphar N.V. is the Euro. The functional currency for Remedent Professional, Inc. is the U.S. dollar. The functional currency for Remedent Asia Pte Ltd is the Singapore dollar. We translate foreign currency statements to the reporting currency in accordance with FASB 52. The assets and liabilities whose functional currency is other that the U.S. dollar are included in the consolidation by translating the assets and liabilities at the exchange rates applicable at the end of the reporting period. The statements of income are translated at the average exchange rates during the applicable period. Translation gains or losses are accumulated as a separate component of stockholders’ equity.

Stock Based Compensation
     In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment.” Subsequently, the Securities and Exchange Commission (“SEC”) provided for a phase-in implementation process for SFAS No. 123R, which required adoption of the new accounting standard no later than January 1, 2006. SFAS No. 123R requires accounting for stock options using a fair-value-based method as described in such statement and recognize the resulting compensation expense in our financial statements. Prior to April 1, 2006, we accounted for employee stock options using the intrinsic value method under APB No. 25, “Accounting for Stock Issued to Employees” and related Interpretations, which generally results in no employee stock option expense. We adopted SFAS No. 123R on April 1, 2006 and do not plan to restate financial statements for prior periods. We plan to continue to use the Black-Scholes option valuation model in estimating the fair value of the stock option awards issued under SFAS No. 123R. The adoption of SFAS No. 123R has a material impact on our results of operations. For the year ended March 31, 2008, equity compensation in the form of stock options and grants of restricted stock totaled $189,696. For the year ended March 31, 2007, equity compensation in the form of stock options totaled $221,959.
Recent Accounting Pronouncements
     In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activitie“s. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (the Company’s fiscal year beginning April 1, 2009), with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. Management is in the process of evaluating the impact the future application of this pronouncement may have on its consolidated financial statements.
     In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the Company’s fiscal year beginning April 1, 2009. Management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.
     In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the Company’s fiscal year beginning April 1, 2009. Management is in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements upon adoption.

     In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s fiscal year beginning April 1, 2008. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.
     In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in the Company’s fiscal years beginning April 1, 2008. The Company has not determined the effect, if any, that the adoption of SFAS 157 will have on the Company’s consolidated financial position or results of operations.
In September 2006, the FASB issued SFAS Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This new standard will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The Company adopted SFAS No. 158 on April 1, 2007, resulting in no financial statement impact since the Company currently does not sponsor the defined benefit pension or postretirement plans within the scope of the standard.
Results of Operations
     Comparative details of results of operations for the years ended March 31, 2008 and 2007 as a percentage of sales are as follows:

	2008	2007

NET SALES	100.00%	100.00%
COST OF SALES	53.14%	50.07%

GROSS PROFIT	46.86%	49.93%

OPERATING EXPENSES
Research and development	4.45%	5.12%
Sales and marketing	25.21%	13.31%
General and administrative	54.22%	49.26%
Depreciation and amortization	4.03%	3.14%

TOTAL OPERATING EXPENSES	87.91%	70.83%

INCOME (LOSS) FROM OPERATIONS	(41.05)%	(20.89)%

Other income (expense)	(0.23)%	(1.51)%
INCOME (LOSS) BEFORE INCOME TAXES	(41.27)%	(22.41)%
Income tax benefit (expense)	(0.36%	0.00)%

NET INCOME (LOSS)	(41.64)%	(22.41)%

Net Sales
     Net sales increased by approximately 12% to $7,482,261 in the year ended March 31, 2008 as compared to $6,676,365 in the year ended March 31, 2007. The increase in sales was due to the increased sales of OTC products, more specifically the iWhite and Remesense product lines as well as increased sales of GlamSmile veneers.
     Net sales of the veneer product, GlamSmile, increased for the twelve months ended March 31, 2008 by $1,158,007, or 3,224.57 % to $1,193,919, compared to $35,912 for the twelve months ended March 31, 2007.
Cost of Sales
     Cost of sales increased approximately 19 % to $3,975,777 in the year ended March 31, 2008 as compared to $3,342,716 in the year ended March 31, 2007. The increase in cost of sales is attributable to the increase in sales in the current fiscal year as well as due to the mix in the product range, some products have higher margins than others, which is reflected in the increased cost of sales.
     We have completed negotiations with new suppliers of raw materials, to reduce the dependence on some existing key suppliers and as a result have obtained more advantageous raw material pricing for comparable and improved quality. We closely monitor and are continuously looking for new strategies to optimize and improve our cost efficiencies.
Gross Profit
     Our gross profit increased by $172,835 or 5%, to $3,506,484 for the fiscal year ended March 31, 2008 as compared to $3,333,649 for the year ended March 31, 2007 as a result of increased sales. However, our gross profit as a percentage of sales decreased by 3% from 50% to 47% comparing the year ended March 31, 2007 to the year ended March 31, 2008. The decrease in gross profit is the result of the increase in cost of sales as discussed above.
Operating Expenses
     Research and Development. Our research and development expenses decreased $8,806 to $332,958 for the year ended March 31, 2008 as compared to $341,764 for the year ended March 31, 2007, a decrease of 3%. Our current levels of research and development expenditures are reflective of an average year. In 2008 we were able to bring some products to the production phase and as a result were able to begin investing in new projects.
     Sales and marketing costs. Our sales and marketing costs increased $997,579 or 112%, to $1,886,389 for the year ended March 31, 2008 as compared to $888,810 for the year ended March 31, 2007. The increase is largely due to the set up of a US office to support our veneer product in the US market.
     General and administrative costs. Our general and administrative costs for the year ended March 31, 2008 and 2007 where $4,057,007 and $3,288,723, respectively, representing an increase of $768,284 or 23%. The increase in general and administrative costs as compared to the prior year is the result of our investments made to increase customer support concurrent with the launch of our GlamSmile veneers product line in both Europe and the US.

     Depreciation and amortization. Our depreciation and amortization increased $91,920 or 44%, to $301,260 for the year ended March 31, 2008 as compared to $209,340 for the year ended March 31, 2007. The increase is mostly due to the investment in a semi-automatic production machine for the production of our foam strips, which will allow us to significantly increase our production capacity. This investment allowed us to streamline and improve production significantly with resultant increases in capacity and quality as well as decreased costs. Secondly, initial investments have been made to update and modernize our Dental Lab, thereby bringing it to a higher professional Level. With the investments we have made to date, our lab is now ready to support the first cases of veneers and provide a higher level of support for the sales team. Additionally, investments are being made in software and related hardware to bring the design of veneers to the next level which will allow the dentist to modify the design of the final product.
     Net interest expense was $138,168 for the year ended March 31, 2008 as compared to $176,344 for the year ended March 31, 2007, a decrease of $38,176 or 22%. Interest expense has decreased primarily because of decreased utilization of our available bank credit line.
Liquidity and Capital Resources
     Our balance sheet at March 31, 2008 reflects cash and cash equivalents of $1,728,281 as compared to $126,966 as of March 31, 2007, an increase of $1,601,315. Net cash used by operations was $2,445,011 for the year ended March 31, 2008 as compared to net cash used by operations of $659,307 for the year ended March 31, 2007, an increase year to year of $1,785,704 in cash used by operations. The increase in net cash used by operations was primarily attributable to the net loss, offset by the total change in non-cash assets and liabilities of $224,915 in 2008 as opposed to $381,550 in 2007.
     This increase in cash used by operations is attributable primarily to the increase in net loss from $1,496,049 in fiscal 2007 to $3,115,513 in fiscal 2008, an increase of $1,619,464. Also, cash used in operations was affected significantly by changes in accounts receivables and inventories. During the year ended March 31, 2007 accounts receivable and inventory provided $870,014 and $476,814 in cash. While during the year ended March 31, 2008 both accounts receivable and inventory used $406,567 in operating cash as a result of increases in inventory and accounts receivable as of March 31, 2008.
     Net cash used by investing activities was $885,550 for the year ended March 31, 2008 as compared to net cash used by investing activities of $315,104 for the year ended March 31, 2007. Cash used in investing activities in the year ended March 31, 2008 was for equipment purchases attributable to the investment in our production facility (new electric cabling, upgraded compressors and related costs), investments made to full file ISO 9001 and 13485 Medical Device Certificate demands (air conditioned warehouse capability, chemical resistant floor in production facility and related costs), initial investments in a basic Dental Lab, additional investments for molding and office equipment and construction works in our Belgium HQ as a result of our increased staffing in Belgium.
     Net cash provided by financing activities totaled $4,998,339 for the year ended March 31, 2008 as compared to net cash provided by financing activities of $939,988 for the year ended March 31, 2007. The increase in net cash provided from financing activities in the year ended March 31, 2008 is primarily attributable to the net cash proceeds received by the Company from a Private Placement, which took place at the end of the quarter ended June 30, 2007, which was offset by a $750,558 repayment of our existing Credit Line.

     On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank, for €1,070,000 (the “Facility”). The Facility was secured by a first lien on the assets of Remedent N.V. The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary. Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit. On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000. On March 13, 2006 the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit. The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent NV and/or Sylphar NV. Each line of credit carries its own interest rates and fees as provided in the Facility. Remedent N.V. and Sylphar N.V. are currently only utilizing two lines of credit, advances based on account receivables and the straight loan. As of March 31, 2008 and March 31, 2007, Remedent N.V. and Sylphar N.V. had combined, in aggregate, $779,718 and $1,530,276 advances outstanding, respectively, under this mixed-use line of credit facility.
     During the next twelve months, cash raised from our recent private placement (which occurred in June 2007) will be used to finance our current liabilities, reduce the Facility at Fortis Bank and fund our future investments, largely related to our GlamSmile product.
     During the years ended March 31, 2008 and March 31, 2007, we recognized an increase/(decrease) in cash and cash equivalents of $(66,463) and $(170,756), respectively, from the effect of exchange rates between the Euro and the US Dollar.
Risks Relating To Our Business
We have a history of losses and we could suffer losses in the future.
     With the exception of a small profit of $16,149 on revenue of $5,234,855 for the fiscal year ended March 31, 2004, we have incurred substantial losses. Our losses were $1,963,806 on revenue of $733,853 for the fiscal year ended March 31, 2002; $1,006,374 on revenue of $1,969,144 for the fiscal year ended March 31, 2003; $103,428 on revenues of $7,072,300 for the fiscal year ended March 31, 2005; $3,887,302 on revenues of $7,393,948 for the year ended March 31, 2006;$1,496,049 on revenues of $6,676,365 for the fiscal year ended March 31, 2007 and $3,115,513 on revenues of $7,482,261 for the fiscal year ended March 31, 2008.
     Although we have experienced significant growth in our revenues since 2002, we cannot assure you that we will attain sustainable profitability on a quarterly or annual basis in the future. We expect to continue to incur increasing cost of revenues, research and development expenses, sales and marketing and general and administrative expenses commensurate with our growth in revenue. In order to achieve and sustain profitability, we will need to generate and sustain increased revenues.

Our quarterly sales and operating results have fluctuated and may continue to fluctuate in future periods which may cause the price of our common stock to decline.
     Our quarterly sales and operating results have fluctuated and are likely to continue to vary from quarter to quarter due to a number of factors, many of which are not within our control. Factors that might cause quarterly fluctuations in our sales and operating results include, but are not limited by the following:
•	variation in demand for our products, including variation due to seasonality;

•	our ability to research, develop, introduce, market and gain market acceptance of new products and product enhancements in a timely manner;

•	our ability to control costs;

•	the size, timing, rescheduling or cancellation of orders from distributors;

•	the introduction of new products by competitors;

•	long sales cycles and fluctuations in sales cycles;

•	the availability and reliability of components used to manufacture our products;

•	changes in our pricing policies or those of our suppliers and competitors, as well as increased price competition in general;

•	the risks and uncertainties associated with our international business;

•	costs associated with any future acquisitions of technologies and businesses;

•	developments concerning the protection of our proprietary rights; and

•	general global economic, political, international conflicts, and acts of terrorism.
          In addition, our research and development expenses for the year ended March 31, 2008 were $332,958 compared to $341,764 for the year ended March 31, 2007, which is a decrease of $8,806, or 3%, over the prior fiscal year. Our current levels of research and development expenditures are reflective of an average year. In 2008 we were able to bring some products to the production phase and as a result were were able to begin investing in new projects.
The government extensively regulates our products and failure to comply with applicable regulations could result in fines, suspensions, seizure actions, product recalls, injunctions and criminal prosecutions.
     Before most medical devices can be marketed in the United States, they are required by the United States Food and Drug Administration (“FDA”) to secure either clearance of a pre-market notification pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDC Act”) (a “510(k) Clearance”) or approval of a pre-market approval application (“PMA”). Obtaining approval of a PMA application can take several years. In contrast, the process of obtaining 510(k) Clearance generally requires a submission of substantially less data and generally involves a shorter review period. As discussed more specifically under the subsection title “Regulatory Issue,” most Class I and Class II devices enter the market via the 510(k) Clearance procedure, while new Class III devices ordinarily enter the market via the more rigorous PMA procedure. Approval of a PMA application for a new medical device usually requires, among other things, extensive clinical data on the safety and effectiveness of the device. PMA applications may take years to be approved after they are filed. In addition to requiring clearance or approval for new medical devices, FDA rules also require a new 510(k) filing and review period, prior to marketing a changed or modified version of an existing legally marketed device, if such changes or modifications could significantly affect the safety or effectiveness of that device. The FDA prohibits the advertisement or promotion of any approved or cleared device for uses other than those that are stated in the device’s approved or cleared application.

     We have received approval from the FDA to market our RemeCure dental curing lamp in the United States. We submitted our application for approval on FDA Form 510(k) on October 30, 2002 and received FDA approval for this product on January 9, 2003. None of our other products have FDA approval for marketing in the United States. However, we believe that our products, iWhite® and MetaTray® do not require a 510(k) submission because the products fall within an exemption under the 510(k) regulation.
     International sales of medical devices are also subject to the regulatory requirements of each country. In Europe, the regulations of the European Union require that a device have a CE Mark, a mark that indicates conformance with European Union laws and regulations before it can be sold in that market. The regulatory international review process varies from country to country. We rely upon our distributors and sales representatives in the foreign countries in which we market our products to ensure we comply with the regulatory laws of such countries. Failure to comply with the laws of such country could have a material adverse effect on our operations and, at the very least, could prevent us from continuing to sell products in such countries.
We may not have effective internal controls if we fail to remedy any deficiencies we may identify in our system of internal controls.
     In preparation for the annual report of management regarding our evaluation of our internal controls that is required to be included in this annual report for the year ended March 31, 2008 and the annual attestation report of our registered public accounting firm that is required to be included in our annual report for the year ending March 31, 2009, by Section 404 of the Sarbanes-Oxley Act of 2002, we will need to assess the adequacy of our internal control, remediate any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect our investor confidence in our internal controls over financial reporting.
The loss of or a substantial reduction in, or change in the size or timing of, orders from distributors could harm our business.
     Our international sales are principally comprised of sales through independent distributors, although we sell products in certain European countries through direct sales representatives. A significant amount of our sales may consist of sales through distributors. The loss of a substantial number of our distributors or a substantial reduction in, cancellation of or change in the size or timing of orders from our current distributors could harm our business, financial condition and results of operations. The loss of a key distributor could affect our operating results due to the potential length of time that might be required to locate and qualify a new distributor or to retain direct sales representatives for the territory.
We do not have long term commitments from our suppliers and manufacturers.
     We may experience shortages of supplies and inventory because we do not have long-term agreements with our suppliers or manufacturers. The success of our Company is dependent on our ability to provide our customers with our products. Although we manufacture most of our products, we are dependent on our suppliers for component parts which are necessary for our manufacturing operations. In addition, certain of our present and future products and product components are (or will be) manufactured by third party manufacturers. Since we have no long-term contracts or other contractual assurances with these manufacturers for continued supply, pricing or access to component parts, no assurance can be given that such manufacturers will continue to supply us with adequate quantities of products at acceptable levels of quality and price. While we believe that we have good relationships with our suppliers and our manufacturers, if we are unable to extend or secure manufacturing services or to obtain component parts or finished products from one or more manufacturers on a timely basis and on acceptable terms, our results of operations could be adversely affected.
We face intense competition, and many of our competitors have substantially greater resources than we do.
     We operate in a highly competitive environment. In addition, the competition in the market for teeth whitening products and services may intensify in the future as we enter into the United States market. There are numerous well-established companies and smaller entrepreneurial companies based in the United States with significant resources who are developing and marketing products and services that will compete with our products. In addition, many of our current and potential competitors have greater financial, technical, operational and marketing resources. These resources may make it difficult for us to compete with them in the development and marketing of our products, which could harm our business.
Our success will depend on our ability to update our technology to remain competitive.
     The dental device and supply industry is subject to technological change. As technological changes occur in the marketplace, we may have to modify our products in order to become or remain competitive. While we are continuing our research and development in new products in efforts to strengthen our competitive advantage, no assurances can be given that we will successfully implement technological improvements to our products on a timely basis, or at all. If we fail to anticipate or respond in a cost-effective and timely manner to government requirements, market trends or customer demands, or if there are any significant delays in product development or introduction, our revenues and profit margins may decline which could adversely affect our cash flows, liquidity and operating results.
We depend on market acceptance of the products of our customers. If our products do not gain market acceptance, our ability to compete will be adversely affected.
     We launched our MetaTray® products in August 2005, iWhite® in March 2006, GlamSmile™ in the fall of 2006 and the Reme)sense Tray and Foam Strips in the three months ending March 31, 2007. Our success will depend in large part on our ability to successfully market our line of products and our ability to receive all regulatory approvals. Although we intend to differentiate our products from our competitors by targeting different channels of distribution, no assurances can be given that we will be able to successfully market our products or achieve consumer acceptance. Moreover, failure to successfully develop, manufacture and commercialize our products on a timely and cost-effective basis will have a material adverse effect on our ability to compete in our targeted market segments. In addition, medical and dental insurance policies generally do not cover teeth whitening procedures, including our products, which may have an adverse impact upon the market acceptance of our products.

Failure to meet customers’ expectations or deliver expected performance of our products could result in losses and negative publicity, which will harm our business.
     If our products fail to perform in the manner expected by our customers, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and our products, which could adversely affect our ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure.
If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.
     Although we have not been a party to any product liability lawsuits and are currently not aware of any anticipated product liability claims with respect to our products, the nature of our business exposes us to product liability lawsuits arising out of the commercialization of our products. In the future, an individual may bring a liability claim against us if one of our products causes, or merely appears to have caused, an injury. If we cannot successfully defend ourselves against the product liability claim, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:
•	decreased demand for our products;

•	injury to our reputation;

•	costs of related litigation;

•	substantial monetary awards to customers;

•	product recalls;

•	loss of revenue; and

•	the inability to commercialize our products.
We may have difficulty managing our growth.
     We have been experiencing significant growth in the scope of our operations and the number of our employees. This growth has placed significant demands on our management as well as our financial and operational resources. In order to achieve our business objectives, we anticipate that we will need to continue to grow. If this growth occurs, it will continue to place additional significant demands on our management and our financial and operational resources, and will require that we continue to develop and improve our operational, financial and other internal controls. Further, to date our business has been primarily in Europe and were we to launch sales and distribution in the United States, we would further increase the challenges involved in implementing appropriate operational and financial systems, expanding manufacturing capacity and scaling up production, expanding our sales and marketing infrastructure and capabilities and providing adequate training and supervision to maintain high quality standards. The main challenge associated with our growth has been, and we believe will continue to be, our ability to recruit and integrate skilled sales, manufacturing and management personnel. Our inability to scale our business appropriately or otherwise adapt to growth would cause our business, financial condition and results of operations to suffer.
It may be difficult to enforce a United States judgment against us, our officers and directors, or to assert United States securities laws claims in Belgium and to serve process on substantially all our of our directors and officers and these experts.
     A majority of our directors and our executive officers are nonresidents of the United States. A substantial portion of our assets and all or a substantial portion of the assets of these officers and directors and experts are located outside of the United States. As a result, it may be difficult to effect service of process within the United States with respect to matters arising under the United States securities laws or to enforce, in the United States courts, judgments predicated upon civil liability under the United States securities laws. It also may be difficult to enforce in Belgium, in original actions or in actions for enforcement of judgment of United States courts, civil liabilities predicated upon United States securities laws.
If we are unable to protect our intellectual property rights or our intellectual property rights are inadequate, our competitive position could be harmed or we could be required to incur expenses to enforce our rights.
     Our future success will depend, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. In part, we rely on patents to establish and maintain proprietary rights in our technology and products. While we hold licenses to a number of issued patents and have other patent applications pending on our products and technology, we cannot assure you that any additional patents will be issued, that the scope of any patent protection will be effective in helping us address our competition or that any of our patents will be held valid if subsequently challenged. Other companies also may independently develop similar products, duplicate our products or design products that circumvent our patents.
     In addition, if our intellectual property rights are inadequate, we may be exposed to third-party infringement claims against us. Although we have not been a party to any infringement claims and are currently not aware of any anticipated infringement claim, we cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned. If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation. If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties. In addition, if a third party successfully asserts an infringement claim against us and we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, then our business could suffer.
If we are unable to meet customer demand or comply with quality regulations, our sales will suffer.
     We manufacture many of our products at our Deurle, Belgium production facilities. In order to achieve our business objectives, we will need to significantly expand our manufacturing capabilities to produce the systems and accessories necessary to meet demand. We may encounter difficulties in scaling-up production of our products, including problems involving production capacity and yields, quality control and assurance, component supply and shortages of qualified personnel. In addition, our manufacturing facilities are subject to periodic inspections by foreign regulatory agencies. Our success will depend in part upon our ability to manufacture our products in compliance with regulatory requirements. Our business will suffer if we do not succeed in manufacturing our products on a timely basis and with acceptable manufacturing costs while at the same time maintaining good quality control and complying with applicable regulatory requirements.
We are dependent on Guy De Vreese, our Chairman, and/or Robin List, our Chief Executive Officer, and any loss of such key personnel could result in the loss of a significant portion of our business.
     Our success is highly dependent upon the key business relations and expertise of Guy De Vreese, our Chairman, and/or Robin List, our Chief Executive Officer. Unlike larger companies, we rely heavily on a small number of officers to conduct a large portion of our business. The loss of service of our

Chairman and/or Chief Executive Officer along with the loss of their numerous contacts and relationships in the industry would have a material adverse effect on our business. We do not have employment agreements with Guy De Vreese or Robin List.
Substantially all of our assets are secured under a credit facility with Fortis Bank, a bank located outside of the United States, and in the event of default under the credit facility we may lose all of our assets.
     On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank, for €1,070,000 (the “Facility”). The Facility was secured by a first lien on the assets of Remedent N.V. The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary. Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit. On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000. On March 13, 2006 the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit. The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent NV and/or Sylphar NV. Each line of credit carries its own interest rates and fees as provided in the Facility. Remedent N.V. and Sylphar N.V. are currently only utilizing two lines of credit, advances based on account receivables and the straight loan. As of March 31, 2008 and March 31, 2007, Remedent N.V. and Sylphar N.V. had combined, in aggregate, $779,718 and $1,530,276 advances outstanding, respectively, under this mixed-use line of credit facility.
We may not be able to secure additional financing to meet our future capital needs.
     We anticipate needing significant capital to introduce new products, further develop our existing products, increase awareness of our brand names and expand our operating and management infrastructure as we grow sales in Europe, Asia and South America and potentially launch sales and distribution activities in the United States. We may use capital more rapidly than currently anticipated. Additionally, we may incur higher operating expenses and generate lower revenue than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may be unable to secure additional debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, such as the debt covenants under our secured credit facility, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.
Our results of operations may be adversely impacted by currency fluctuations.
     We currently have operations in Belgium and distributors in Europe, the Middle East, South America and Asia. A significant portion of our revenue is in currencies other than United States dollars, primarily in Euros. Because our financial statements are reported in United States dollars, fluctuations in Euros against the United States dollar may cause us to recognize foreign currency transaction gains and losses, which may be material to our operations and impact our reported financial condition and results of operations.

Substantially all of our operations are located outside of the United States, substantially all of our sales are generated outside of the United States and substantially all of our assets are located outside of the United States, subjecting us to risks associated with international operations.
     Our operations are primarily in Belgium and 79% of our sales for the fiscal year end March 31, 2008 were generated from customers outside of the United States, compared to 92 % of our sales for the fiscal year ended March 31, 2007. The international nature of our business subjects us to the laws and regulations of the jurisdictions in which we operate and sell our products. In addition, we are subject to risks inherent in international business activities, including:
•	difficulties in collecting accounts receivable and longer collection periods,

•	changes in overseas economic conditions,

•	fluctuations in currency exchange rates,

•	potentially weaker intellectual property protections,

•	changing and conflicting local laws and other regulatory requirements,

•	political and economic instability,

•	war, acts of terrorism or other hostilities,

•	potentially adverse tax consequences,

•	difficulties in staffing and managing foreign operations, or

•	tariffs or other trade regulations and restrictions.
If we cannot build and maintain strong brand loyalty our business may suffer.
     We believe that the importance of brand recognition will increase as more companies produce competing products. Development and awareness of our brands will depend largely on our ability to advertise and market successfully. If we are unsuccessful, our brands may not be able to gain widespread acceptance among consumers. Our failure to develop our brands sufficiently would have a material adverse effect on our business, results of operations and financial condition.
Risks Relating To Our Common Stock
There is a limited public trading market for our common stock.
     Our Common Stock presently trades on the Over the Counter Bulletin Board under the symbol “REMI.” We cannot assure you, however, that such market will continue or that you will be able to liquidate your shares acquired in this offering at the price you paid or otherwise. We also cannot assure you that any other market will be established in the future. The price of our common stock may be highly volatile and your liquidity may be adversely affected in the future.

The ownership of our stock is highly concentrated in our management.
     As of July 9, 2008, our present directors and executive officers, and their respective affiliates beneficially owned approximately 36.78% of our outstanding common stock, including underlying options that were exercisable or which would become exercisable within 60 days of July 9, 2008. As a result of their ownership, our directors and executive officers and their respective affiliates collectively are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.
We have a substantial number of shares authorized but not yet issued.
     Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Board of Directors has the authority to issue additional shares of common stock and preferred stock and to issue options and warrants to purchase shares of our common stock and preferred stock without stockholder approval. Future issuance of common stock and preferred stock could be at values substantially below current market prices and therefore could represent further substantial dilution to our stockholders. In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.
We have historically not paid dividends and do not intend to pay dividends.
     We have historically not paid dividends to our stockholders and management does not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future. The Company intends to retain future earnings, if any, for use in the operation and expansion of our business.
ITEM 7 — FINANCIAL STATEMENTS
     The Financial Statements that constitute Item 7 are included at the end of this report beginning on Page F-1.
ITEM 8 — CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
     None.
ITEM 8A. CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
     Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, we evaluated the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this annual report.

ITEM 8A(T). CONTROLS AND PROCEDURES
(a)	Management’s Annual Report on Internal Control Over Financial Reporting.
     The management of Remedent, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and board of directors regarding the preparation and fair presentation of published financial statements.
     All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.
     The Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of March 31, 2008. In making this assessment, it used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework, Guidance for Smaller Public Companies. Based on our assessment we believe that, as of March 31, 2008, the Company’s internal control over financial reporting is effective based on those criteria.
(b)	Attestation Report of the Registered Public Accounting Firm.
     Not Applicable.
(c)	Changes in internal control over Financial Reporting
     There has been no change in our internal control over financial reporting during the quarter ended March 31, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
ITEM 8B. OTHER INFORMATION
None.
PART III
ITEM 9 — DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
Directors and Executive Officers
     The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. Each year the stockholders elect the board of directors. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was elected as an executive officer.

Person	Age	Position
Guy De Vreese	53	Chairman
Robin List	37	Director, Chief Executive Officer
Philippe Van Acker	43	Chief Financial Officer
Stephen Ross	49	Director, Secretary
Fred Kolsteeg	64	Director
     Guy De Vreese, Chairman. From April 1, 2002, Mr. De Vreese has served as our Chairman of the Board. From June 2001 Mr. De Vreese has also served as President of Remedent N.V. and he has served as President of DMDS, Ltd., a European subsidiary of Dental & Medical Systems, Inc. DMDS, Ltd. developed and marketed high-tech dental equipment. In August 1996, Mr. De Vreese founded DMD N.V., a Belgian company that was the independent European distributor for DMDS products and was its Chief Executive Officer until DMD purchased its distribution rights in April 1998. Mr. De Vreese later worked as CEO from 1996 through February 1999 for Lident, N.V., a Belgian company that merged with DMD and specialized in digital photography and developer of imaging software. Mr. De Vreese also served as a consultant providing services to DMDS, Ltd. from February 1999 to June 2001. Mr. De Vreese resides in Belgium.
     Robin List, Director, Chief Executive Officer. From April 1, 2002, Mr. List has served as our Chief Executive Officer and as a director. From April 2001, Mr. List has served a director of Remedent N.V. From January 1998 through April 2001, Mr. List was a director of New BitSnap N.V., a Belgian company. In this position Mr. List consulted for DMDS Ltd., a European subsidiary of Dental & Medical Diagnostic Systems, Inc. DMDS, Ltd. developed and marketed high-tech dental equipment. From August 1995 to January 1998, Mr. List served as commercial director for WAVE Imaging B.V., a Dutch based company that provided digital services. Mr. List resides in Belgium.
     Philippe Van Acker, Chief Financial Officer. Mr. Van Acker was appointed as our Chief Financial Officer as of March 30, 2005. From July 2001 to March 30, 2005, Mr. Van Acker has served as a director of the Company’s subsidiary, Remedent N.V. where he has also served as financial controller. From 1999 to 2001, Mr. Van Acker served as Director of Finance for DMDS, Ltd., a European subsidiary of Dental & Medical Diagnostic Systems, Inc., a company that developed and marketed high-tech dental equipment. From 1992 to 1999, Mr. Van Acker held various positions with Pfizer Medical Technology Group. Mr. Van Acker resides in Belgium.
     Stephen Ross, Director, Secretary. Mr. Ross has served as our director since August 2001 and as our Secretary since April 2002. He also served as our Chief Financial Officer from August 2001 until March 2005. From February 1998 through January 2001, Mr. Ross was CFO of Dental & Medical Diagnostic Systems, Inc., a company that developed and marketed high-tech dental equipment and declared bankruptcy in July 2001. Commencing in 1996 and terminating February 1998, Mr. Ross served as a senior management consultant with Kibel and Green, a corporate restructuring and management firm. Prior to working for Kibel and Green, Mr. Ross served as CFO and co-founder of a personal care company, and as tax manager with an accounting firm. Mr. Ross resides in Los Angeles, California.
     Fred Kolsteeg, Director. Mr. Kolsteeg has served as a director of the Company since April 2002. Since 1996, Mr. Kolsteeg has served as the president of WAVE Communications, a Dutch based advertising agency. Prior to founding WAVE in 1996, he founded several other advertising agencies such as ARA, Team and Team Saatchi. Mr. Kolsteeg has also worked at Phillips and Intermarco Publicis. Mr. Kolsteeg resides in Holland.

Audit Committee Financial Expert
     Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, our entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act. In addition, no director on our Board of Directors currently meets the definition of an “audit committee financial expert” within the meaning of Item 401(e) of Regulation SB. We are currently seeking candidates for outside directors and for a financial expert to serve on a separate audit committee when we establish one. Due to our small size and limited resources, it has been difficult to recruit outside directors and financial experts, especially due to the fact that we do not have directors and officer’s liability insurance to offer suitable candidates.
     In fulfilling its oversight responsibilities, the Board has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
     The Board discussed with the independent auditors, the auditors’ independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.
     After review and discussions, as mentioned above, the Board recommended that the audited financial statement be included in the Company’s Annual Report on Form 10-KSB.
Code of Ethics
     We have adopted a written Code of Ethics that applies to our senior management. A copy of our Code of Ethics, executed by the Chief Executive Officer and Chief Financial Officer, has been filed as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003. A copy of our Code of Ethics is available to any shareholder by addressing a request to the attention of the Secretary of the Company and mailing such request to the Company’s corporate offices. Any amendment to the Code of Ethics or any waiver of the Code of Ethics will be disclosed promptly following the date of such amendment or waiver pursuant to a Form 8-K filing with the Securities and Exchange Commission.
Compliance with Section 16 of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the “Commission”) initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other of our equity securities on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. We believe that all reports required by Section 16(a) for transactions in the year ended March 31, 2008, were timely filed.

ITEM 10 — EXECUTIVE COMPENSATION
Summary Compensation
     The following table sets forth information regarding all forms of compensation received by the named executive officers during the fiscal years ended March 31, 2008 and March 31, 2007, respectively:

				Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation		Total
Guy De Vreese,	2008	-0-	-0-	-0-		$315,442	(1)	$315,442	(1)
Chairman, CEO of Remedent N.V.	2007	$-0-	$-0-	$-0-	$-0-	$294,429	(1)	$294,429	(1)

Robin List,	2008	$252,567	$-0-	$-0-	$-0-	$-0-		$252,567
CEO	2007	$239,045	$-0-	$-0-	$-0-	$-0-		$239,045

Philippe Van Acker,	2008	$162,658	$-0-	$-0-	$-0-	$-0-		$162,658
CFO	2007	$138,573	$-0-	$-0-	$			$138,573

(1)	These amounts are consulting fees including a car allowance paid by Remedent N.V. to Lausha, N.V., a company controlled by Mr. De Vreese, pursuant to an oral consulting agreement between Lausha N.V. and Remedent N.V.
ITEM 11 — SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
          The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2008. The information in this table provides the ownership information for:
a.	each person known by us to be the beneficial owner of more than 5% of our common stock;

b.	each of our directors;

c.	each of our executive officers; and

d.	our executive officers, directors and director nominees as a group.
          Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 18,637,803 shares outstanding.

	Shares Beneficially	Percentage
Beneficial owner (1)	Owned	Beneficially Owned

Guy De Vreese, Chairman (2) Xavier de Cocklaan 42 9831 Deurle, Belgium	5,393,580	28.31%

Robin List, CEO, Director (3) Xavier de Cocklaan 42 9831 Deurle, Belgium	882,827	4.19%

Philippe Van Acker, CFO (4) Xavier de Cocklaan 42 9831 Deurle, Belgium	101,667	*

Stephen Ross, Secretary, Director (5) 1921 Malcolm #101 Los Angeles, CA 90025	518,777	2.77%

Fred Kolsteeg (6) Managelaantje 10 3062 CV Rotterdan The Netherlands	110,000	*

All Officers and Directors as a Group (5 persons)	7,006,851	36.78%

5% or Greater Shareholders

Special Situations Private Equity Fund, L.P. (7)	5,853,049	27.25%

Special Situations Cayman Fund LP (8)	1,255,067	6.62%

Austin W. Marxe and David M. Greenhouse (9) 153 East 53rd Street, 55th FL New York, NY 10022	7,814,816	35.57%

Potomac Capital Partners LP (10)	990,185	5.19%

Paul J. Solit (11)	2,380,000	12.11%

Lagunitas Partners LP (12)	1,384,600	7.20%

Jon D. Gruber (13)	1,971,200	10.12%

*	Less than one percent

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Guy De Vreese holds 3,204,426 shares in his own name, which such amount includes 50,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share; 100,000 shares of common stock underlying options which vested on September 17, 2007 and have an exercise price of $1.75 per share; 79,254 shares of common stock held in the name of Lausha N.V., a Belgian company controlled by Guy De Vreese and 9,900 shares of common stock underlying warrants with an exercise price of $10.00 per share held in the name of Lausha N.V., a Belgian company controlled by Guy De Vreese; 2,000,000 shares of common stock held in the name of Lausha HK, a Hong Kong company controlled by Guy De Vreese.

(3)	Includes 50,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share, as well as 100,000 shares of common stock underlying options which vested on September 17, 2007 and have an exercise price of $1.75 per share.

(4)	Includes 10,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share; includes 75,000 shares of common stock underlying options which vested on December 2005 and have an exercise price of $2.46 per share; and includes 16,667 shares of common stock underlying options which vested on September 17, 2007 and have an exercise price of $1.75 per share.

(5)	Includes 50,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share and 12,500 shares of common stock underlying options which vested on April 8, 2004 and have an exercise price of $2.00 per share.

(6)	Consists of 50,000 shares of common stock held in his own name, including 5,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share, 60,000 shares of common stock held by Kolsteeg Beleggingsmaatschappij B.V., a Dutch company of which Fred Kolsteeg is the principal, including 10,000 shares of common stock underlying warrants held by Kolsteeg Beleggingsmaatschappij B.V. with an exercise price of $10.00 per share.

(7)	Consists of 3,010,667 shares of common stock of the Company held by Special Situations Private Equity Fund, L.P. (“SSF Private Equity”) and warrants to purchase 2,842,382 shares of common stock held by SSF Private Equity. Such securities are also included and reflected in the disclosure for Austin W. Marxe and David M. Greenhouse, per footnote 9 below.

(8)	Consists of 940,067 shares of common stock held by Special Situations Cayman Fund, L.P. (“SSF Cayman”) and warrants to purchase 315,000 shares of common stock held by SSF Cayman. Such securities are also included and reflected in the disclosure for Austin W. Marxe and David M. Greenhouse, per footnote 9 below.

(9)	Consists of 3,010,667 shares of common stock of the Company held by Special Situations Private Equity Fund, L.P. (“SSF Private Equity”) and warrants to purchase 2,842,382 shares of common stock held by SSF Private Equity; 529,700 shares of common stock held by Special Situations Fund III QP, L.P. (“SSF QP”) and warrants to purchase 177,000 shares of common stock held by SSF QP; 940,067 shares of common stock held by Special Situations Cayman Fund, L.P. (“SSF Cayman”) and warrants to purchase 315,000 shares of common stock held by SSF Cayman. MGP Advisors Limited (“MGP”) is the general partner of SSF QP. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to SSF Cayman and the investment adviser to SSF Private Equity. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

(10)	Consists of 565,820 shares of common stock of the Company held by Potomac Capital Partners LP and warrants to purchase 424,365 shares of common stock held by Potomac Capital Partners LP. Such securities are also included and reflected in the disclosure for Paul J. Solit, per footnote 11 below.

(11)	Consists of 565,820 shares of common stock of the Company held by Potomac Capital Partners LP and warrants to purchase 424,365 shares of common stock held by Potomac Capital Partners LP; 391,968 shares of common stock held by Potomac Capital International Ltd and warrants to purchase 293,976 shares of common stock held by Potomac Capital International Ltd; and 402,212 shares of common stock held by Pleiades Investment Partners-R LP (“Pleiades”) and warrants to purchase 301,659 shares of common stock held by Pleiades. Paul J. Solit has disposition and voting control for Potomac Capital Partners LP, Potomac Capital International Ltd. and Pleiades.

(12)	Consists of 791,200 shares of common stock of the Company held by Lagunitas Partners LP and warrants to purchase 593,400 shares of common stock held by Lagunitas Partners LP. Such securities are also included and reflected in the disclosure for Jon D. Gruber, per footnote 13 below.

(13)	Consists of 791,200 shares of common stock of the Company held by Lagunitas Partners LP and warrants to purchase 593,400 shares of common stock held by Lagunitas Partners LP; 181,600 shares of common stock held by Gruber & McBaine International and warrants to purchase 136,200 shares of common stock held by Gruber & McBaine International; 153,600 shares of common stock held by the Jon D. and Linda W. Gruber Trust and warrants to purchase 115,200 shares of common stock held by the Jon D. and Linda W. Gruber Trust. Jon D. Gruber has disposition and voting control for Lagunitas Partners, LP and Gruber & McBaine International, and Jon D. Gruber and Linda W. Gruber have disposition and voting control for the Jon D. and Linda W. Gruber Trust.
ITEM 12 — CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
          Guy De Vreese, our Chairman of the Board, is the managing director of our subsidiary, Remedent N.V. Mr. De Vreese provides his services as Remedent N.V.’s Managing Director through two companies, Lausha, N.V. and Lident N.V. Lausha, N.V. and Lident N.V. have oral consulting arrangements with Remedent N.V. that provide Mr. De Vreese’s services and are both companies controlled by Mr. De Vreese. On March 20, 2006, Lausha N.V. and Lident N.V. merged into Lausha N.V., controlled by Mr. De Vreese. Lausha N.V. received a total of $315,442 and $281,000 as compensation for services for the years ending March 31, 2008 and March 31, 2007, respectively. Lausha N.V. and Lident N.V. received a combined total of $222,000 and $225,000 as compensation for these services for the years ending March 31, 2006 and March 31, 2005, respectively.
          In September 2004, we entered into an agreement with Lident N.V., a company controlled by Mr. De Vreese, our Chairman, to obtain an option, exercisable through December 31, 2005, to license a patent and worldwide manufacturing and distribution rights for a potential new product for which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese’s association with us. The agreement required us to advance to the inventors through Lident a fully refundable deposit of (Euro) 100,000 ($129,650) subject to our due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, will be assigned to us for additional consideration to the inventors of (Euro) 100,000 ($129,650) and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit will be repaid in full to us by Lident. The consideration we had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident will not profit from the exercise of the option. Furthermore, at a meeting of our Board of Directors on July 13, 2005, we accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to us in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. On December 12, 2005, the Company exercised the option and the Company and the patent holder agreed to revise the assignment agreement whereby the Company agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by the Company in September 2005 and the remaining €25,000 to be paid upon the Company’s first shipment of a product covered by the patent. As of March 31, 2008 the Company has not yet received the final product. The patent is being amortized over five (5) years.
          Since the inception of IMDS, Inc. (“IMDS”) in April, 2003, IMDS, a distributor of our products, has purchased inventory valued at approximately $642,000 from us. All inventory was purchased at standard pricing. Goods sold during the years ended March 31, 2008 and March 31, 2007 totaled $87,790 and $476,122, respectively. Accounts receivable at year end with this customer totaled $91,533 and $392,057 as at March 31, 2008 and March 31, 2007, respectively.
          In connection with the employment of Mr. Judd Hoffman, we issued Mr. Hoffman options to purchase 400,000 shares of our common stock at an exercise price of $4.00 in October 2005. The options were granted pursuant to our 2004 Incentive and Nonstatutory Stock Option Plan. One-third of the options are scheduled to vest on each annual anniversary of Mr. Hoffman’s employment. On July 19, 2006 the Company entered into a employment severance agreement which allows 110,666 of Mr. Hoffman’s options to vest at August 31, 2006. The balance of the options lapsed upon his termination.
          In connection with services rendered by Mr. Philippe Van Acker, on December 23, 2005, the Company granted to Mr. Van Acker 75,000 ten year options to purchase the Company’s common stock at an exercise price of $2.46, the market value of the Company’s stock on the date of grant. The options were fully vested upon issuance.
          In the fall of 2006, we opened our initial GlamSmile Lab in Ghent, Belgium. As a temporary solution, the lab was integrated at the same address as the office of Evelyne Jacquemyns, a dentist in Ghent who is a related person to Guy De Vreese, our Chairman, by virtue of sharing the same household. We incurred $63,835 in costs related to the build out of the initial GlamSmile Lab. It was agreed that we could use the office of Ms Jacquemyns from time to time for demonstration purposes in relation to our GlamSmile veneers, at no cost. During the summer of 2007, our GlamSmile Lab was temporarily moved to another location within the same building, to be able to facilitate our growing group of Lab technicians. We are currently negotiating to rent a larger location., where the initial GlamSmile Lab will be moved together with the GlamSmile Veneers Drawing team. We incurred $63,835 and $49,473 during the years ending March 31, 2007 and March 31, 2008, in costs related to the build out of the initial GlamSmile Lab. Additional investments are planned to support the growth of sales of our GlamSmile veneers.
ITEM 13. EXHIBITS
          The information required by this Item is set forth in the section of this Annual Report entitled “EXHIBIT INDEX” and is incorporated herein by reference.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.
          On March 29, 2006, the Company engaged PKF Bedrijfsrevisoren, Antwerp, Belgium (“PKF”) as the company’s independent accountants to audit the Company’s financial statements for the fiscal year ending March 31, 2006. On September 13, 2007, the Board of Directors authorized engaging PKF as the Company’s independent accountants to audit the Company’s financial statements for the fiscal year ending March 31, 2008.
          Audit Fees. The aggregate fees paid for the annual audit of financial statements included in our Annual Report for the year ended March 31, 2008 and the review of our quarterly reports for such years, amounted to $46,626 paid to PKF. The aggregate fees paid for the annual audit of financial statements included in our Annual Report for the year ended March 31, 2007 and the review of our quarterly reports for such year, amounted to $40,847 paid to PKF.
          Audit Related Fees. For the years ended March 31, 2008 and March 31, 2007, we paid $3,111 and $1,536, respectively, to PKF for other audit related fees.
          Tax Fees. For the years ended March 31, 2008 and March 31, 2007, we paid $16,000 and $0, respectively, to PKF for tax fees.
          All Other Fees. For the years ended March 31, 2008 and March 31, 2007, we paid no fees to PKF for any non-audit services.
          The above-mentioned fees are set forth as follows in tabular form:

	2008	2007
Audit Fees	$46,626	$40,847
Audit Related Fees	$3,111	$1,536
Tax Fees	$16,000	-0-
All Other Fees	-0-	-0-
          The Company’s Board of Directors serves as the Audit Committee and has unanimously approved all audit and non-audit services provided by the independent auditors. The independent accountants and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent accountants, and the fees for the services performed to date. There have been no non-audit services provided by our independent accountant for the year ended March 31, 2008.

SIGNATURES
     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REMEDENT, INC.
Dated: July 11, 2008	/s/ Robin List
By: Robin List
Its: Chief Executive Officer (Principal Executive Officer) and Director

Dated: July 11, 2008	/s/ Philippe Van Acker
By: Philippe Van Acker
Its: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

     In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: July 11, 2008	/s/ Robin List
Robin List — Chief Executive Officer and Director

Dated: July 11, 2008	/s/ Guy De Vreese
Guy De Vreese — Chairman of the Board of Directors

Dated: July 11, 2008	/s/ Stephen Ross
Stephen Ross — Secretary and Director

Dated: July 11, 2008	/s/ Fred Kolsteeg
Fred Kolsteeg — Director

EXHIBIT INDEX

Exhibit No	Description
2.1	Stock Exchange Agreement with Resort World Enterprises, Inc. (1)

3.1	Articles of Incorporation of Jofran Confectioners International, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.2	Amendment to Articles of Incorporation changing name from Jofran Confectioners International, Inc., a Nevada corporation, to Cliff Typographers, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.3	Amendment to Articles of Incorporation changing name from Cliff Typographers, Inc., a Nevada corporation, to Cliff Graphics International, Inc., a Nevada corporation, dated January 9, 1987 (1)

3.4	Amendment to Articles of Incorporation changing name from Cliff Graphics International, Inc., a Nevada corporation, to Global Golf Holdings, Inc., a Nevada corporation, dated March 8, 1995 (1)

3.5	Amendment to Articles of Incorporation changing name from Global Golf Holdings, Inc., a Nevada corporation, to Dino Minichiello Fashions, Inc., a Nevada corporation, dated November 20, 1997 (1)

3.6	Amendment to Articles of Incorporation changing name from Dino Minichiello Fashions, Inc., a Nevada corporation, to Resort World Enterprises, Inc., a Nevada corporation, dated August 18, 1998 (1)

3.7	Amendment to Articles of Incorporation changing name from Resort World Enterprises, Inc., a Nevada corporation, to Remedent , Inc., dated October 5, 1998 (1)

3.8	Amended and Restated Articles of Incorporation changing name from Remedent, USA, Inc. to Remedent, Inc. and to effect a one-for-twenty reverse stock split on June 3, 2005 (2)

3.9	Amended and Restated Bylaws (2)

4.1	Specimen of Stock Certificate (7)

4.2	Form of Subscription Agreement (5)

4.3	Form of Warrant for Common Stock (5)

4.4	Form of Registration Rights Agreement (5)

4.5	Form of Warrant for Unit (8)

4.6	Form of Warrant for Common Stock (17)

10.1	Incentive and Nonstatutory Stock Option Plan, dated May 29, 2001 (1)

10.2	2004 Incentive and Nonstatutory Stock Option Plan (8)

10.3	Exchange Agreement by and among Remedent, Inc. and Lausha, N.V. and Robin List dated June 3, 2005 (2)

10.4	Amendment to Line of Credit Agreement by and Between Remedent, N.V. and Fortis Bank dated May 3, 2005, subject to General Terms and Conditions (6)

10.5	Exclusive License Agreement between Remedent, Inc. and Dan Darnell dated October 11, 2004 (6)

10.6	Amendment to Development Agreement between Remedent, Inc. and P. Michael Williams dated August 4, 2004 (6)

10.7	Option Agreement between Remedent, N.V. and Lident NV dated July 6, 2004 (6)

10.8	Development Agreement between Remedent, Inc. and P. Michael Williams dated March 15, 2004 (6)

10.9	Convertible Promissory Note dated March 23, 2004 (3)

10.10	Letter Agreement by and between MDB Capital Group, Inc. and Remedent, Inc. dated September 22, 2003 (6)

10.11	Stock Purchase Agreement with Dental Advisors, dated September 14, 2001 (1)

10.12	Asset Purchase Agreement for IMDS, dated January 15, 2001 (1)

10.13	Stock Purchase Agreement, dated January 11, 2002 (1)

10.14	Stock Purchase Agreement, dated May 1, 2002 (1)

10.15	Securities Purchase Agreement dated July 6, 2005 (5)

10.16	Registration Rights Agreement dated July 6, 2005 (5)

10.17	Warrant dated July 6, 2005 (5)

10.18	Amendment to Warrant (8)

10.19	Employment Agreement between Remedent N.V. and Philippe Van Acker (7)

10.20	Agreement between Remedent N.V. and Omega Pharma NV dated as of September 9, 2003(8)

Exhibit No	Description
10.21	Addendum to Distribution Agreement between Remedent N.V. and Omega Pharma NV dated September 24, 2003 (7)

10.22	Addendum to Distribution Agreement between Remedent N.V. and Omega Pharma NV dated February 4, 2004 (7)

10.23	Lease Agreement dated December 20, 2001 (7)

10.24	Consulting Agreement between Remedent, Inc., and P. Michael Williams dated February 10, 2006 (9)

10.25	Consulting Agreement between Remedent, Inc. and Pierre Fabre Medicament S.A. dated December 21, 2005 (10)

10.26	Agreement between Remedent N.V, and Chefaro Pharma Italia S.R.L. dated February 15, 2006 (11)

10.27	Exclusive License and Distribution Agreement between Remedent and Dream Life dated March 22, 2006 (12)

10.28	Employment Agreement between Remedent, Inc. and Judd D. Hoffman (8)

10.29	Employment Severance Agreement between Remedent, Inc. and Judd D. Hoffman (13)

10.30	Fortis Bank General Lending Conditions for Corporate Customers (“General Terms and Conditions”) (14)

10.31	Line of Credit Agreement by and between Remedent, N.V. and Fortis Bank dated September 8, 2004, subject to the General Terms and Conditions (14)

10.32	Amendment to Line of Credit Agreement by and Between Remedent, N.V. and Fortis Bank dated March 13, 2006, subject to the General Terms and Conditions (15)

10.33	Amendment to Line of Credit Agreement by and Between Remedent, N.V. and Fortis Bank dated September 1, 2006, subject to the General Terms and Conditions (16)

10.34	Purchase Agreement between Remedent, Inc. and certain Investors, dated June 20, 2007 (17)

10.35	Registration Rights Agreement between Remedent, Inc. and certain Investors, dated June 20, 2007 (17)

10.36	Letter Agreement between Remedent, Inc. and Roger Leddington dated August 8, 2007 (18)

10.37	2007 Equity Incentive Plan (19)

10.38	Sales and Distribution Agreement between Remedent N.V. and Savant Distribution Limited, dated October 1, 2007 (20)

10.39	Waiver Agreement between Remedent, Inc. and Consenting Holders, dated October 18, 2007 (21)

10.40	Limited Liability Company Merger and Reallocation Agreement between Remedent NV and IMDS, LLC, dated July 15, 2007 (22)

10.41	Distribution Agreement, dated November 29, 2007, by and between Remedent, Inc. and Vemedia N.V. (23)

10.42	Distribution Agreement, dated April 10, 2008, by and between Remedent N.V. and GlamTech USA, Inc. (24)

10.43	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008 (25)

14.1	Code of Ethics, adopted March 25, 2003 (4)

21.1	List of Subsidiaries*

23.1	Consent of PKF Bedrijfsrevisoren, Antwerp, Belgium*

31.1	Certifications of the Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act.*

31.2	Certifications of the Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act.*

32.1	Certifications of the Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act.*

32.2	Certifications of the Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act.*

*	Filed herewith.
(1)	Incorporated by reference from Registration Statement on Form SB-2 filed with the SEC on July 24, 2002.

(2)	Incorporated by reference from Form 8-K filed with the SEC on June 8, 2005.

(3)	Incorporated by reference from Form 10-KSB/A filed with the SEC on February 8, 2005.

(4)	Incorporated by reference from Form 10-KSB filed with the SEC on July 15, 2003.

(5)	Incorporated by reference from Form 8-K filed with the SEC on July 11, 2005.

(6)	Incorporated by reference from Form 10-KSB filed with the SEC on July 14, 2005.

(7)	Incorporated by reference from Form SB-2 filed with the SEC on August 4, 2005.

(8)	Incorporated by reference from Form SB-2/A filed with the SEC on October 26, 2005

(9)	Incorporated by reference from Form 8-K filed with the SEC on February 16, 2006.

(10)	Incorporated by reference from Form 10-QSB filed with the SEC on February 21, 2006.

(11)	Incorporated by reference from Form 8-K filed with the SEC on February 22, 2006.

(12)	Incorporated by reference from Original Filing on Form 10-KSB filed with the SEC on July 14, 2006.

(13)	Incorporated by reference from Form 10-QSB filed with the SEC on August 21, 2006.

(14)	Incorporated by reference from Form 10-KSB/A2 filed with the SEC on June 11, 2007.

(15)	Incorporated by reference from Form 10-KSB/A filed with the SEC on June 11, 2007.

(16)	Incorporated by reference from Form 10-QSB/A filed with the SEC on June 11, 2007.

(17)	Incorporated by reference from Form 8-K filed with the SEC on June 27, 2007.

(18)	Incorporated by reference from Form 8-K filed with the SEC on August 15, 2007

(19)	Incorporated by reference from Schedule 14A filed with the SEC on October 2, 2007

(20)	Incorporated by reference from Form SB-2/A3 filed with the SEC on October 23, 2007

(21)	Incorporated by reference from Form SB-2/A2 filed with the SEC on October 19, 2007

(22)	Incorporated by reference from Form 10-QSB filed with the SEC on November 19, 2007

(23)	Incorporated by reference from Form 8-K filed with the SEC on December 19, 2007

(24)	Incorporated by reference from Form 8-K filed with the SEC on April 15, 2008

(25)	Incorporated by reference from Form 8-K filed with the SEC on April 30, 2008

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2008

INDEPENDENT AUDITORS’ REPORT
REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
To the Board of Directors and Stockholders of Remedent, Inc.:
We have audited the accompanying consolidated balance sheets of Remedent, Inc. as of March 31, 2008 and March 31, 2007 and the related consolidated statements of operations, stockholders’ equity, cash flows, and comprehensive loss for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2008 and March 31, 2007 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.
Antwerp — Belgium,
July 9, 2008
PKF bedrijfsrevisoren CVBA
Statutory Auditors
Represented by

/s/ Ria Verheyen
Registered Auditor

Tel +32 (0)3 235 66 66 / Fax +32 (0)3 235 22 22 / antwerpen@pkf.be / www.pkf.be
PKF bedrijfsrevisoren CVBA / burgerlijke vennootschap met handelsvorm
Potvlietlaan 6 / 2600 Antwerpen / BTW BE 0439 814 826 / RPR Antwerpen
The PKF International Association is an association of legally independent firms.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2008	March 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,728,281	$126,966
Accounts receivable, net of allowance for doubtful accounts of $32,181 at March 31, 2008 and $79,996 at March 31, 2007	1,902,920	1,724,121
Inventories, net	1,360,709	1,132,941
Prepaid expense	970,173	668,421

Total current assets	5,962,083	3,652,449

PROPERTY AND EQUIPMENT, NET	692,609	589,623
OTHER ASSETS
Long term investments and advances	675,000	—
Patents, net	115,827	135,894

TOTAL ASSETS	$7,445,519	$4,377,966

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion, long term debt	$58,583	$43,499
Line of Credit	779,718	1,530,276
Notes payable	—	11,282
Accounts payable	2,002,439	1,441,502
Accrued liabilities	781,737	412,435
Due to related parties	—	50,536
Income taxes payable	15,121	—

Total current liabilities	3,637,598	3,489,530

LONG TERM DEBT	94,754	152,343

STOCKHOLDERS’ DEFICIT:
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 18,637,803 shares issued and outstanding at March 31, 2008 and 12,996,245 shares issued and outstanding at March 31, 2007)	18,638	12,996
Additional paid-in capital	17,929,992	11,904,000
Accumulated deficit	(14,263,113)	(11,147,600)
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	27,650	(33,303)

Total stockholders’ equity (deficit)	3,713,167	736,093

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,445,519	$4,377,966

COMMITMENTS (Note 20)
SUBSEQUENT EVENT (Note 21)
The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	March 31,
	2008	2007
Net sales	$7,482,261	$6,676,365
Cost of sales	3,975,777	3,342,716

Gross profit	3,506,484	3,333,649

Operating Expenses
Research and development	332,958	341,764
Sales and marketing	1,886,389	888,810
General and administrative	4,057,007	3,288,723
Depreciation and amortization	301,260	209,340

TOTAL OPERATING EXPENSES	6,577,614	4,728,637

INCOME (LOSS) FROM OPERATIONS	(3,071,130)	(1,394,988)

OTHER INCOME (EXPENSES)
Interest expense	(138,168)	(176,344)
Other income	121,032	75,283

TOTAL OTHER INCOME (EXPENSES)	(17,136)	(101,061)

INCOME (LOSS) BEFORE INCOME TAXES	(3,088,266)	(1,496,049)
Income tax (expense) benefit	(27,247)	—

NET LOSS	$(3,115,513)	$(1,496,049)

LOSS PER SHARE
Basic and fully diluted	$(0.17)	$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and fully diluted	17,823,012	12,971,795

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED MARCH 31, 2008 and 2007

			Additional
			Paid in	Accumulated	Common Stock
	Shares	Amount	Capital	Deficit	Subscribed	Other	Total
		$	$	$	$	$	$

Balance, March 31, 2006	12,764,112	12,764	11,624,234	(9,651,551)	200	(28,274)	1,957,373

Common stock issued for development services	200,000	200	—	—	(200)	—	—
Common stock issued on conversion of convertible debentures	32,133	32	57,807	—	—	—	57,839
Value of stock options issued to employees	—	—	221,959	—	—	—	221,959
Cumulative translation adjustment	—	—	—	—	—	(5,029)	(5,029)
Net loss	—	—	—	(1,496,049)	—	—	(1,496,049)

Balance, March 31, 2007	12,996,245	12,996	11,904,000	(11,147,600)	—	(33,303)	736,093

Common stock issued by private placement	5,600,000	5,600	6,994,400	—	—	—	7,000,000
Commissions and other costs of private placement	—	—	(1,224,498)	—	—	—	(1,224,498)
Shares issued on exercise of warrants	10,000	10	15,890	—	—	—	15,900
Shares issued Debt Conversion	31,558	32	50,504	—	—	—	50,536
Value of stock options issued to employees	—	—	189,696	—	—	—	189,696
Cumulative translation adjustment	—	—	—	—	—	60,953	60,953
Net loss	—	—	—	(3,115,513)	—	—	(3,115,513)

Balance, March 31, 2008	18,637,803	18,638	17,929,992	(14,263,113)	—	27,650	3,713,167

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,115,513)	$(1,496,049)
Adjustments to reconcile net (loss) to net cash used by operating activities
Depreciation and amortization	301,260	209,340
Inventory reserve	2,446	—
Allowance for doubtful accounts	(47,815)	(1,813)
Stock issued upon conversion of convertible debentures	—	25,706
Value of issued stock options to employees	189,696	221,959
Changes in operating assets and liabilities:
Accounts receivable	(178,799)	870,014
Inventories	(227,768)	476,814
Prepaid expenses	(301,752)	(297,844)
Accounts payable	548,811	(336,606)
Accrued liabilities	369,302	(220,360)
Income taxes payable	15,121	(110,468)

Net cash used by operating activities	(2,445,011)	(659,307)

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease (increase) in restricted cash	—	70,762
Long term investments and advances	(675,000)	—
Purchase of patent rights	(11,556)	—
Purchases of equipment	(198,994)	(385,866)

Net cash used by investing activities	(885,550)	(315,104)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from share issuances	5,791,402	—
Net proceeds from (repayments of) capital lease note payable	(42,505)	111,231
Note payments — related parties	(0)	(8,422)
Proceeds from (repayments of) line of credit	(750,558)	837,180

Net cash provided by financing activities	4,998,339	939,988

NET (DECREASE) INCREASE IN CASH	1,667,778	(34,423)
Effect of exchange rate changes on cash and cash equivalents	(66,463)	(170,756)
CASH AND CASH EQUIVALENTS, BEGINNING	126,966	332,145

CASH AND CASH EQUIVALENTS, ENDING	$1,728,281	$126,966

Supplemental Cash Flow Information:

Interest paid	$62,073	$111,493

Income taxes paid	$—	$—

SUPPLMENTAL NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common shares issued upon conversion of convertible debt	$50,536	$—

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended
	March 31,
	2008	2007

Net Loss	$(3,115,513)	$(1,496,049)
OTHER COMPREHENSIVE LOSS:
Foreign currency translation adjustment	60,953	(5,029)

Comprehensive loss	$(3,054,560)	$(1,501,078)

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.	BACKGROUND AND ORGANIZATION

The Company is a manufacturer and distributor of cosmetic dentistry products, including a full line of professional dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe, and recently in Asia and the United States. The Company manufactures many of its products in its facility in Deurle, Belgium as well as outsourced manufacturing in China. The Company distributes its products using both its own internal sales force and through the use of third party distributors.

The accompanying consolidated financial statements include the accounts of Remedent, Inc. (formerly Remedent USA, Inc.), a Nevada corporation, and its four subsidiaries, Remedent N.V. (Belgian corporation) located in Deurle, Belgium, Remedent Professional, Inc. (incorporated in California) and a subsidiary of Remedent Professional Holdings, Inc., Remedent Asia Pte Ltd, a wholly-owned subsidiary formed under the laws of Singapore, and Sylphar N.V. (incorporated in Belgium as a wholly owned subsidiary on September 24, 2007) (collectively, the “Company”). Remedent, Inc. is a holding company with headquarters in Deurle, Belgium and, as of October 2005, offices in Los Angeles, California. Remedent Professional, Inc. and Remedent Professional Holdings, Inc. have been dormant since inception. Remedent Asia Pte. Ltd., commenced operations as of July 2005. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

The Company was originally incorporated under the laws of Arizona in September 1996 under the name Remedent USA, Inc. In October 1998, the Company was acquired by Resort World Enterprises, Inc., a Nevada corporation (“RWE”) in a share exchange and RWE immediately changed its name to Remedent USA, Inc. The share exchange was a “reverse acquisition” and accounted for as if the Company acquired RWE and then recapitalized its capital structure. On July 1, 2001, the Company formed three wholly-owned subsidiaries, Remedent Professional Holdings, Inc., Remedent Professional, Inc. and Remedent N.V. (a Belgium corporation). Remedent Professional, Inc. and Remedent Professional Holdings, Inc. are both wholly-owned subsidiaries and have been inactive since inception. In June 2005, the Company formed Remedent Asia Pte Ltd, a wholly-owned subsidiary formed under the laws of Singapore. In October, 2005, the Company established a sales office in Los Angeles, California in order to introduce its products to the United States market.

During the quarter ended March 31, 2002, through the Company’s Belgium based subsidiary, Remedent N.V., the Company initiated its entrance into the high technology dental equipment market. Since that time, the majority of the Company’s operations have been conducted through its subsidiary, Remedent N.V. For the last five fiscal years, substantially all of the Company’s revenue has been generated by Remedent N.V., which has become a provider of cosmetic dentistry products, including a full line of professional dental and retail “over-the-counter” tooth whitening products in Europe. Because the controlling stockholders of Remedent N.V. consisted of the Company’s executive officers or companies owned by these executive officers, the Company has always had effective “control” over Remedent N.V., as defined by APB 51 “Consolidated Financial Statements,” even though it owned only twenty two percent (22%) of this subsidiary.

On June 3, 2005, the Company consummated the acquisition of the remaining 78% of Remedent N.V., and issued 7,715,703 shares of the Company’s common stock in exchange for the 78% of the common stock of Remedent N.V. not owned by the Company. As a result of this acquisition, Remedent N.V. is now our wholly-owned subsidiary.

In addition, on June 3, 2005, the Company amended its Articles of Incorporation pursuant to the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State. The Amended and Restated Articles of Incorporation (i) changed the name of the Company from “Remedent USA, Inc.” to “Remedent, Inc.” (ii) increased the number of authorized shares to 60,000,000 shares consisting of 50,000,000 shares of common stock and 10,000,000 shares of Preferred Stock, and (iii) effected a one-for-twenty reverse stock split (collectively, the “Amendments”). The consolidated financial statements and accompanying notes have been retroactively adjusted to reflect the effects of the reverse split and authorization of 10,000,000 shares of Preferred Stock.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Remedent, Inc. (formerly Remedent USA, Inc.), a Nevada corporation, and its four subsidiaries, Remedent N.V. (Belgian corporation) located in Deurle, Belgium, Remedent Professional, Inc. (incorporated in California) and a subsidiary of Remedent Professional Holdings, Inc., Remedent Asia Pte. Ltd, a wholly-owned subsidiary formed under the laws of Singapore, and Sylphar N.V. (incorporated in Belgium as a wholly owned subsidiary on September 24, 2007), (collectively, the “Company”). Remedent, Inc. is a holding company with headquarters in Deurle, Belgium. Remedent Professional, Inc. and Remedent Professional Holdings, Inc. have been dormant since inception. Remedent Asia Pte. Ltd., commenced operations as of July 2005. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. Corporate administrative costs are not allocated to subsidiaries.

Basis of Presentation

The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer; risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured. Sales allowances are estimated based upon historical experience of sales returns.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of patents and property and equipment. The recoverability of long-lived assets is evaluated by an analysis of operating results and consideration of other significant events or changes in the business environment. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of March 31, 2008, management believes there was no impairment of the Company’s long-lived assets.

Pervasiveness of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates estimates and judgments, including those related to revenue, bad debts, inventories, fixed assets, intangible assets, stock based compensation, income taxes, and contingencies. Estimates are based on historical experience and on various other assumptions that the Company believes reasonable in the circumstances. The results form the basis for making judgments about the carrying vales of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash or cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company sells professional dental equipment to various companies, primarily to distributors located in Western Europe. The terms of sales vary by customer, however, generally are 2% 10 days, net 30 days. Accounts receivable is reported at net realizable value and net of allowance for doubtful accounts. The Company uses the allowance method to account for uncollectible accounts receivable. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable.

Inventories

The Company purchases certain of its products in components that require assembly prior to shipment to customers. All other products are purchased as finished goods ready to ship to customers.

The Company writes down inventories for estimated obsolescence to estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected, then additional inventory write-downs may be required. Inventory reserves for obsolescence totaled $15,812 at March 31, 2008 and $13,366 at March 31, 2007.

Prepaid Expense

The Company’s prepaid expense consists of prepayments to suppliers for inventory purchases and to the Belgium customs department, to obtain an exemption of direct VAT payments for imported goods out of the European Union (“EU”). This prepayment serves as a guarantee to obtain the facility to pay VAT at the moment of sale and not at the moment of importing goods at the border. Prepaid expenses also include VAT payments made for goods and services in excess of VAT payments received from the sale of products as well as amounts for other prepaid operating expenses.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

Tooling	3 Years
Furniture and fixtures	4 Years
Machinery and Equipment	4 Years
Patents

Patents consist of the costs incurred to purchase patent rights and are reported net of accumulated amortization. Patents are amortized using the straight-line method over a period based on their contractual lives.

Research and Development Costs

The Company expenses research and development costs as incurred.

Advertising

Costs incurred for producing and communicating advertising are expensed when incurred and included in sales and marketing and general and administrative expenses. For the years ended March 31, 2008 and March 31, 2007, advertising expense was $395,964 and $350,793, respectively.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes.” Deferred taxes are recognized for temporary differences in the bases of assets and liabilities for financial statement and income tax reporting as well as for operating losses and credit carry forwards. A provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. The components of the deferred tax asset and liability are individually classified as current and non-current based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Warranties

The Company typically warrants its products against defects in material and workmanship for a period of 18 months from shipment. Based upon historical trends and warranties provided by the Company’s suppliers and sub-contractors, the Company has made a provision for warranty costs of $23,718 and $20,049 as of March 31, 2008 and March 31, 2007, respectively.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company’s management considers its business to comprise one segment for reporting purposes.

Computation of Earnings (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per common share attributable to common stockholders assuming dilution is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Potential common shares related to stock options and stock warrants are excluded from the computation when their effect is anti-dilutive.

Conversion of Foreign Currencies

The reporting currency for the consolidated financial statements of the Company is the U.S. dollar. The functional currency for the Company’s European subsidiaries, Remedent N.V. and Sylphar N.V., is the Euro, for Remedent Asia the Singapore Dollar. Finally, the functional currency for Remedent Professional, Inc. is the U.S. dollar. The Company translates foreign currency statements to the reporting currency in accordance with FASB 52. The assets and liabilities of companies whose functional currency is other that the U.S. dollar are included in the consolidation by translating the assets and liabilities at the exchange rates applicable at the end of the reporting period. The statements of income of such companies are translated at the average exchange rates during the applicable period. Translation gains or losses are accumulated as a separate component of stockholders’ equity.

Comprehensive Income (Loss)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is the accumulated foreign currency translation consisting of gains and (losses) of $60,953 and $(5,029) for the years ended March 31, 2008 and 2007, respectively. These amounts have been recorded as a separate component of stockholders’ equity (deficit).

Stock Based Compensation

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment.” Subsequently, the Securities and Exchange Commission (“SEC”) provided for a phase-in implementation process for SFAS No. 123R, which required adoption of the new accounting standard no later than January 1, 2006. SFAS No. 123R requires accounting for stock options using a fair-value-based method as described in such statement and recognize the resulting compensation expense in the Company’s financial statements. Prior to April 1, 2006, the Company accounted for employee stock options using the intrinsic value method under APB No. 25, “Accounting for Stock Issued to Employees” and related Interpretations, which generally resulted in no employee stock option expense. The Company adopted SFAS No. 123R on April 1, 2006 and does not plan to restate financial statements for prior periods. The Company plans to continue to use the Black-Scholes option valuation model in estimating the fair value of the stock option awards issued under SFAS No. 123R. The adoption of SFAS No. 123R has a material impact on the Company’s results of operations. For the years ended March 31, 2008 and March 31, 2007, equity compensation in the form of stock options and grants of restricted stock totaled $189,696 and $221,959 respectively.

Adoption of New Accounting Policies

Effective April 1, 2006, the Company adopted the provisions of the FASB Staff Position (“FSP[8]”) on EITF Issue 00-19-2 “Accounting for Registration Payment Arrangements”. This accounting position was adopted on a prospective basis with no restatement of prior period consolidated financial statements. This position specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5 “Accounting for Contingencies”. Transition to the FSP will be achieved by reporting a change in accounting principle through a cumulative-effect adjustment to the opening balance of deficit.

The Company adopted FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”) on April 1, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of this statement did result in a cumulative adjustment to equity and there were no unrecognized tax benefits, penalties or interest at the time of, or subsequent to, adoption.

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activitie“s. This statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (the Company’s fiscal year beginning April 1, 2009), with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. Management is in the process of evaluating the impact the future application of this pronouncement may have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the Company’s fiscal year beginning April 1, 2009. Management is in the process of evaluating the impact SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the Company’s fiscal year beginning April 1, 2009. Management is in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements upon adoption.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s fiscal year beginning April 1, 2008. The Company adopted SFAS No. 159 on April 1, 2008, with no financial statement impact.

In September 2006, the FASB issued SFAS Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This new standard will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. The Company adopted SFAS No. 158 on April 1, 2007, resulting in no financial statement impact since the Company currently does not sponsor the defined benefit pension or postretirement plans within the scope of the standard.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in the Company’s fiscal years beginning April 1, 2008. The Company has not determined the effect, if any, that the adoption of SFAS 157 will have on the Company’s consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”. This statement amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or SFAS 140, regarding (1) the circumstances under which a servicing asset or servicing liability must be recognized, (2) the initial and subsequent measurement of recognized servicing assets and liabilities, and (3) information required to be disclosed relating to servicing assets and liabilities. The Company adopted this standard on April 1, 2007, with no impact on its consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, or SFAS 155. This statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative financial instrument. The Company adopted this standard on April 1, 2007, with no impact on its consolidated financial statements.

EITF No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities”, was issued in June 2007. The EITF reached a consensus that nonrefundable payments for goods and services that will be used or rendered for future research and development activities should be deferred and capitalized. Such amounts should be recognized as an expense as the related goods are delivered and the related services are performed. Entities should continue to evaluate whether they expect the goods to be delivered or services to be rendered. If the entity does not expect the goods to be delivered or services to be rendered, the capitalized advance payment should be charged to expense. This pronouncement is effective for financial statements issued for fiscal years beginning after December 15, 2007 (the Company’s fiscal year beginning April 1, 2008) and interim periods within those fiscal years. Earlier application is not permitted. Entities are required to report the effects of applying this pronouncement prospectively for new contracts entered into on or after the effective date of this pronouncement. The Company currently is not a party to research and development arrangements that include nonrefundable advance payments. To the extent that the Company enters into research and development arrangements in the future that include nonrefundable advance payments, the future application of this pronouncement may have a material effect on its financial condition and results of operations.

3.	PRIVATE PLACEMENT

On June 25, 2007, the Company completed its private offering of 5,600,000 shares of its common stock, par value $.001 per share at a purchase price of $1.25 per share (the “Shares”) and warrants to purchase 4,200,000 shares of common stock, par value $.001 per share, at an exercise price of $1.55 per share (the “Warrants”) to certain institutional and accredited investors, for an aggregate purchase price of $7,000,000 (the “Offering”).

Under the terms of the Offering, the Warrants are exercisable for a period of five years and entitle the holder to purchase one share of restricted common stock (the “Warrant Shares”) for $1.55 per Warrant Share. The Company also has the right to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants if the Shares trade on the OTC Electronic Bulletin Board or similar market above $5.25 per share for 20 consecutive trading days following the initial effective date of the registration statement covering the resale of the Shares and Warrant Shares, based upon the closing bid price for the Shares for each trading day (the “Redemption Right”). Once the Redemption Right vests, the Company has the right, but not the obligation, to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.

Under the terms of the Purchase Agreement and the Registration Rights Agreement, the Company was required to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement covering the resale of the Shares and the Warrant Shares. The Company agreed to prepare and file a registration statement covering the resale no later than 30 days after the Closing. The registration statement became effective October 23, 2007.

The Company engaged Roth Capital Partners, LLC, as its exclusive agent to offer the Shares and Warrants (the “Placement Agent”). The Placement Agent is entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the Offering, of which the Placement Agent may, at its option, receive up to 2% of its 10% fee in securities issued in the Offering. Further, the Company agreed to pay the Placement Agent 5% of the exercise price of the Warrants promptly following the Company’s receipt thereof. In addition, the Company agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering, including an up front payment of $25,000 to cover such expenses, of which any unused amount will be netted against the Placement Agent’s 10% fee.

As of March 31, 2008, the total costs of this private placement were $1,224,498, comprising of: commissions of $762,505; out-of-pocket costs of $25,000; professional fees of $365,013 and direct travel costs of $71,980; and have been recorded against share capital as a cost of financing.

The Offering was conducted in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, that under Section 506 of Regulation D promulgated under the Securities Act. The Units were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

4.	CONCENTRATION OF RISK

Financial Instruments — Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable.

Concentrations of credit risk with respect to trade receivables are normally limited due to the number of customers comprising the Company’s customer base and their dispersion across different geographic areas. At March 31, 2008 two customers accounted for 25% and 10% of the Company’s trade accounts receivable. At March 31, 2007, two customers accounted for 35% and 10% of the Company’s trade accounts receivable. The Company performs ongoing credit evaluations of its customers and normally does not require collateral to support accounts receivable.

Purchases — The Company has diversified its sources for product components and finished goods and, as a result, the loss of a supplier would not have a material impact on the Company’s operations. For the year ended March 31, 2008, the Company had one supplier who accounted for 33% of gross purchases and four other suppliers who accounted for between 14% and 21% of gross purchases each. For the year ended March 31, 2007, the Company had one supplier who accounted for 28% of gross purchases and four other suppliers who accounted for between 10% and 20% of gross purchases each.

Revenues — For the year ended March 31, 2008 the Company had one customer that accounted for 16% of total revenues. For the year ended March 31, 2007 the Company had two customers that accounted for 35% and 10% respectively, of total revenues.

5.	ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company’s accounts receivable at year end were as follows:

	March 31, 2008	March 31, 2007

Accounts receivable, gross	$1,935,101	$1,804,117
Less: allowance for doubtful accounts	(32,181)	(79,996)

Accounts receivable, net	$1,902,920	$1,724,121

6.	INVENTORIES

Inventories at year end are stated at the lower of cost (first-in, first-out) or net realizable value and consisted of the following:

	March 31, 2008	March 31, 2007

Raw materials	$29,788	$30,579
Components	970,101	786,728
Finished goods	376,632	329,000

	1,376,521	1,146,307
Less: reserve for obsolescence	(15,812)	(13,366)

Net inventory	$1,360,709	$1,132,941

7.	PREPAID EXPENSES

Prepaid expenses are summarized as follows:

	March 31, 2008	March 31, 2007

Prepaid materials and components	$588,639	$394,598
Prepaid Belgium income taxes	79,060	66,830
Prepaid consulting	62,237	66,830
VAT payments in excess of VAT receipts	117,467	47,260
Royalties	39,530	33,415
Prepaid trade show expenses	25,276	6,523
Prepaid rent	10,812	7,054
Other	47,152	45,911

	$970,173	$668,421

8.	PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	March 31, 2008	March 31, 2007

Furniture and Fixtures	$182,079	$137,560
Machinery and Equipment	801,251	559,422
Tooling	254,450	188,450

	1,237,780	885,432
Accumulated depreciation	(545,171)	(295,809)

Property & equipment, net	$692,609	$589,623

Tooling includes a payment made to a company called Sensable, in reference to the development of a tailored veneer modeling solution, referred to as “GlamSmile Design Software”. At the end of March 31, 2008, named software was still under development and is expected to be delivered to the Company by early fiscal 2009.

9.	LONG TERM INVESTMENTS AND ADVANCES

Innovative Medical & Dental Solutions, LLC (“IMDS, LLC”)

Effective July 15, 2007 the Company entered into a Limited Liability Company Merger and Equity Reallocation Agreement (the “Participation Agreement”) through its subsidiary, Remedent N.V. Pursuant to the terms of the Participation Agreement, the Company has acquired a 10% equity interest in IMDS, LLC in consideration for $300,000 which was converted against IMDS receivables.

The agreement stipulates certain exclusive world wide rights to certain tooth whitening technology, and the right to purchase at standard cost certain whitening lights and accessories and to sell such lights in markets not served by the LLC. The terms of the Participation Agreement also provide that Remedent N.V. has the first right to purchase additional equity. Parties to the Participation Agreement include two officers of IMDS, LLC, and an individual who is both an officer and director of Remedent Inc., and certain unrelated parties.

IMDS, LLC is registered with the Secretary of the State of Florida as a limited liability company and with the Secretary of the State of California as a foreign corporation authorized to operate in California. IMDS, LLC is merging with White Science World Wide, LLC, a limited liability company organized under the laws of the State of Georgia. The merged companies are operating as a single entity as IMDS, LLC, a Florida limited liability company.

Soca Networks Singapore (“Soca”)

Pursuant to the terms of a letter of intent dated December 17, 2007, the Company has agreed to purchase 20% of Soca for a total purchase price of $750,000. Half of the purchase price has been advanced $375,000 to Soca as a down payment, pending completion of the agreement terms. The balance of $375,000 is to be paid through the issuance of 220,588 shares of the Company’s common stock. The final agreement is currently being negotiated and management expects to close the agreement within the first half of the new fiscal year 2009.

10.	LICENSED PATENTS

Teeth Whitening Patents

In October 2004, the Company acquired from the inventor the exclusive, perpetual license to two issued United States patents which are applicable to several teeth whitening products currently being marketed by the Company. Pursuant to the terms of the license agreement, the Company was granted an exclusive, worldwide, perpetual license to manufacture, market, distribute and sell the products contemplated by the patents subject to the payment of $65,000 as reimbursement to the patent holder for legal and other costs associated with obtaining the patents, which was paid in October 2004, and royalties for each unit sold subject to an annual minimum royalty of $100,000 per year. The Company is amortizing the initial cost of $65,000 for these patents over a ten year period and accordingly has recorded $22,750 of accumulated amortization for this patent as of March 31, 2008. The Company accrues this royalty when it becomes payable to inventory therefore no provision has been made for this obligation as of March 31, 2008 (2007-Nil).

Universal Applicator Patent

In September 2004, the Company entered into an agreement with Lident N.V. (“Lident”), a company controlled by Mr. De Vreese, the Company’s Chairman, to obtain an option, exercisable through December 31, 2005, to license an international patent (excluding the US) and worldwide manufacturing and distribution rights for a potential new product which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese association with the Company. The patent is an Italian patent which relates to a single use universal applicator for dental pastes, salves, creams, powders, liquids and other substances where manual application could be relevant. The Company has filed to have the patent approved throughout Europe. The agreement required the Company to advance to the inventors through Lident a fully refundable deposit of €100,000 subject to the Company’s due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, would be assigned to the Company for additional consideration to the inventors of €100,000 and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit would be repaid in full by Lident. The consideration the Company had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident would not have profited from the exercise of the option. Furthermore, at a meeting of the Company’s Board of Directors on July 13, 2005, the Board accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to the Company in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. Consequently, when the Company exercises the option, all future payments, other than the reimbursement of costs would be paid directly to the original inventors and not to Lident.

On December 12, 2005, the Company exercised the option and the Company and the patent holder agreed to revise the assignment agreement whereby the Company agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by the Company in September 2005 and the remaining €25,000 to be paid upon the Company’s first shipment of a product covered by the patent. As of March 31, 2008 the company has not yet received the final Product. The patent is being amortized over five (5) years and accordingly, the Company has recorded $55,468 of accumulated amortization for this patent as of March 31, 2008.

11.	LINE OF CREDIT

On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank, for €1,070,000 (the “Facility”). The Facility was secured by a first lien on the assets of Remedent N.V. The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary. Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit. On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000. On March 13, 2006 the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit. The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent NV and/or Sylphar NV . Each line of credit carries its own interest rates and fees as provided in the Facility. Remedent N.V. and Sylphar N.V. are currently only utilizing two lines of credit, advances based on account receivables and the straight loan. As of March 31, 2008 and March 31, 2007, Remedent N.V. and Sylphar N.V. had in aggregate, $779,718 and $1,530,276 in advances outstanding, respectively, under this mixed-use line of credit facility.

12.	LONG TERM DEBT

On June 15, 2005, the Company entered into two five year capital lease agreements for manufacturing equipment totaling €70,296 (US $85,231). On October 24, 2006, the Company entered into another five year capital lease agreement for additional manufacturing equipment totaling €123,367 (US $157,503). The leases require monthly payments of principal and interest at 7.43% of €1,258 (US$1,989 at March 31, 2008) for the first two leases and 9.72% of €2,256 (US$3,567 at March 31, 2008) and provide for buyouts at the conclusion of the five year term of €2,820 (US$4,459) or 4.0% of original value for the first two contracts and €4,933 (US $7,800) or 4.0 % of the original value for the second contract. The book value as of March 31, 2008 and March 31, 2007 of the equipment subject to the foregoing leases are $149,673 and $198,225, respectively.

13.	DUE TO RELATED PARTIES AND RELATED PARTY TRANSACTIONS

Balances due to related parties consist of the following:

	March 31, 2008	March 31, 2007

Demand loan from a former officer and major stockholder	$—	$50,536

	$—	$50,536

Borrowings from employees and entities controlled by officers of the Company are, unsecured, non-interest bearing, and due on demand.

Transactions with related parties consisted of the following:

Compensation:

During the years ended March 31, 2008 and 2007 respectively, the Company incurred $671,170 and $595,949 respectively, as compensation for all directors and officers.

Sales Transactions:

One of the Company’s directors owns a minority interest in a client company, IMDS Inc., to which goods were sold during the years ended March 31, 2008 and 2007 totaling $87,790 and $476,122 respectively. Accounts receivable at year end with this customer totaled $91,533 and $392,057 as at March 31, 2008 and 2007 respectively.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers. Other related party transactions are disclosed in Note 17.

14.	ACCRUED LIABILITIES

Accrued liabilities are summarized as follows:

	March 31, 2008	March 31, 2007

Accrued employee benefit taxes and payroll	$178,645	$260,676
Accrued Travel	17,667	—
Advances and deposits	212,736	—
Commissions	130,875	2,834
Accrued audit and tax preparation fees	4,000	27,282
Reserve for warranty costs	23,718	20,049
Accrued interest	984	6,180
Accrued consulting fees	35,204	2,528
Other accrued expenses	177,908	92,886

	$781,737	$412,435

15.	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The domestic and foreign (“Belgium” and “Singapore”) components of income (loss) before income taxes and minority interest were comprised of the following:

	March 31, 2008	March 31, 2007

Domestic	$(1,722,134)	$(1,627,604)
Foreign	(1,366,132)	131,555

	$(3,088,266)	$(1,496,049)

The Company’s domestic and foreign components of deferred income taxes are as follows:

	March 31, 2008	March 31, 2007

Domestic — Net operating loss carryforward	$3,561,841	$3,025,488
Foreign — Net operating loss carryforward	639,893	202,731

Total	4,201,734	3,228,219
Valuation allowance	(4,201,734)	(3,228,219)

Net deferred tax assets	$—	$—

The principal reasons for the difference between the income tax (benefit) and the amounts computed by applying the statutory income tax rates to the income (loss) for the year ended March 31, 2008 and March 31, 2007 are as follows:

	March 31, 2008	March 31, 2007

Domestic
Pre tax income (loss)	$(1,722,134)	$(1,627,604)
Statutory tax rate	35%	35%

Tax benefit based upon statutory rate	(602,747)	(569,661)
Valuation allowance	602,747	569,661

Net domestic income tax (benefit)	—	—

Foreign
Pre tax income (loss)	(1,366,132)	135,101
Statutory tax rate	32%	32%

Tax expense (benefit) based upon statutory rate	(437,162)	43,232
Permanent differences	437,162	(43,232)

Net operating loss	—	—
Net foreign income tax (benefit)	—	—

Total Income tax (benefit )	$—	$—

16.	CAPITAL STOCK

On June 25, 2007, the Company completed a private offering of 5,600,000 shares of its common stock, par value $.001 per share at a purchase price of $1.25 per share (the “Shares”) and five year warrants to purchase 4,200,000 shares of common stock, par value $.001 per share, at an exercise price of $1.55 per share (the “Warrants”) to certain institutional and accredited investors, for an aggregate purchase price of $7,000,000 (the “Offering”).

Under the terms of the Offering, the Company has the right to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants if the Shares trade on the OTC Electronic Bulletin Board or similar market above $5.25 per share for 20 consecutive trading days following the initial effective date of the registration statement covering the resale of the Shares and Warrant Shares, based upon the closing bid price for the Shares for each trading day (the “Redemption Right”). Once the Redemption Right vests, the Company has the right, but not the obligation, to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.

Under the terms of the Purchase Agreement and the Registration Rights Agreement, the Company is required to prepare and file with the SEC a registration statement covering the resale of the Shares and the Warrant Shares. The Company has agreed to prepare and file a registration statement covering the resale no later than 30 days after the Closing (the “Filing Deadline”). In the event the Company is unable to file a registration statement by the Filing Deadline or the registration statement is not declared effective on or before 90 days from the Closing (120 days from the Closing if the registration statement is reviewed by the SEC) (“Effective Deadline”), then the Company will have to pay liquidated damages equal to 1.5% of the aggregate amount invested by each investor for each 30-day period, or pro rata portion thereof, following the date by which such registration statement should have been effective, until the registration statement has been declared effective by the SEC. All payments must be made in cash.

The Placement Agent is entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the Offering, of which the Placement Agent may, at its option, receive up to 2% of its 10% fee in securities issued in the Offering. The Company has agreed to pay the Placement Agent 5% of the exercise price of the Warrants promptly following the Company’s receipt thereof. In addition, the Company agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering, including an up-front payment of $25,000 to cover such expenses, of which any unused amount will be netted against the Placement Agent’s 10% fee.

The Units were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

During the three months ended December 31, 2007 the Company received $15,900 on the exercise of 10,000 common stock purchase warrants.

On February 19, 2008, the Company entered into a formal debt conversion and Registration Rights Agreement with a former investor of the Company. The debt was in the amount of $50,536 and was for past services and obligations attributable to the operations of the Company and its California subsidiaries. In exchange for the debt the Company issued 31,558 common shares of its capital stock.

17.	EQUITY COMPENSATION PLANS

The Board of Directors and stockholders approved the Nonstatutory Stock Option Plan (the “2001 Plan”) and adopted it on May 29, 2001. The Company has reserved 250,000 shares of its common stock for issuance to the directors, employees and consultants under the Plan. The Plan is administered by the Board of Directors. Vesting terms of the options range from immediately to five years.

Pursuant to an Information Statement on Schedule 14C mailed on May 9, 2005 to all stockholders of record as of the close of business on February 1, 2005 and became effective June 3, 2005, the Company authorized the implementation of a 2004 Incentive and Nonstatutory Stock Option Plan (“2004 Plan”) reserving 800,000 shares of common stock for issuance to employees, directors and consultants of the Company or any subsidiaries. This plan became effective as of June 3, 2005 after the Company had completed a one for twenty reverse split.

On October 12, 2005, the Company entered into an Employment Agreement with an individual to render full-time employment to the Company as for an initial term of three (3) years whose duties include managing worldwide sales for the Company. The agreement automatically renews for an additional one (1) year period at the end of each then existing term, unless one party gives to the other written notice to terminate. The agreement provides for an annual salary of $275,000 and quarterly bonuses in the amount of $25,000, subject to certain conditions. The agreement also granted 400,000 options under the Company’s 2004 Incentive and Nonstatutory Stock Option Plan (the “Stock Plan”). The options were priced at $4.00. The options vest one third each on the last day of the first, second and third years of employment. These options have a term of eight (8) years from the date of grant and are subject to other standard terms and conditions under the Stock Plan and contain standard anti-dilution language and a provision for cashless exercise. The market value of the foregoing option grant based upon the Black-Scholes option pricing model utilizing a market price on the date of grant of $3.50 per share, an annualized volatility of 155%, a risk free interest rate of 4.5% and an expected life of eight years is $3.41 per option granted, for a total value of approximately $1,364,490.

On December 23, 2005, the Company granted to its Chief Financial Officer 75,000 ten year options to purchase the Company’s common stock at an exercise price of $2.46, the market value of the Company’s stock on the date of grant. The options were fully vested upon issue. The value of the foregoing option grants based upon the Black-Scholes option pricing model utilizing a market price on the date of grant of $2.46 per share, an annualized volatility of 155%, a risk free interest rate of 4.5% and an expected life of eight years is $2.40 per option granted, for a total value of approximately $180,000.

On October 1, 2006, the Company granted to a marketing consultant 25,000 options to purchase the Company’s common stock at a price of $1.80 per share. These options vested immediately upon grant and are exercisable for a period of five years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 91.58%; risk free interest rate of 5% and an average life of 5 years resulting in a value of $1.298 per option granted.

On June 14, 2006, pursuant to an S-8 filed with the SEC, the Company registered 1,150,000 common shares, pursuant to compensation arrangements.

On August 17, 2007, pursuant to the terms of the Company’s 2004 Plan, the Company granted to an employee 100,000 options to purchase the Company’s common stock at a price of $1.50 per share. These options will vest over the next 3 years and are exercisable for a period of 5 years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 115%; risk free interest rate of 4.75% and an average life of 5 years resulting in a value of $1.24 per option granted. The value of these options will be recognized on a straight-line basis over the next three years and accordingly a value of $28,780 has been recorded in the year ended March 31, 2008.

On September 21, 2007 the Company granted to employees and directors a total of 570,000 options to purchase the Company’s common stock at a price of $1.75 per share. These options will vest over the next 3 years and are exercisable for a period of 10 years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 115%; risk free interest rate of 4.75% and an average life of 7 years resulting in a value of $1.47 per option granted. The value of these options will be recognized on a straight-line basis over the next three years and accordingly a value of $160,916 has been recorded in the year ended March 31, 2008.

A summary of the option activity for the years ended March 31, 2008 and 2007 pursuant to the terms of the plans is as follows:

	2001 Plan		2004 Plan		Other
		Weighted		Weighted		Weighted
	Outstanding	Average	Outstanding	Average	Outstanding	Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price
Options outstanding , March 31, 2007	222,500	$1.29	210,666	$3.19	—	—

Granted	—	—	520,000	1.71	150,000	$1.75
Exercised	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—

Options outstanding, March 31, 2008	222,500	$1.29	730,666	$2.29	150,000	$1.75

Options exercisable March 31, 2008	222,500	$1.29	210,666	$4.46	—	—

Exercise price range	$1.00 to $4.00		$1.50 to $4.00		$1.75

Weighted average remaining life	4.0 years		5.43 years		8.72 years

Shares available for future issuance	27,500		69,334		N/A

A summary of the Company’s equity compensation plans approved and not approved by shareholders is as follows:

	Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise of	Weighted-average	equity compensation
	outstanding	exercise price of	plans (excluding
	options, warrants	outstanding options	securities reflected
Plan Category	and right	warrants and rights	in column (a))
Equity Compensation Plans approved by security holders	1,103,166	$2.01	96,834
Equity Compensation Plans not approved by security holders	297,298	$1.50	NA

	1,400,464	$1.91	96,834

Prior to January 1, 2006, the Company accounted for employee stock-based compensation under the recognition and measurement principles of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation”. Under the recognition principles of APB No. 25, compensation expense related to restricted stock and performance units was recognized in the financial statements. However, APB No. 25 generally did not require the recognition of compensation expense for stock options because the exercise price of these instruments was generally equal to the fair value of the underlying common stock on the date of grant, and the related number of shares granted were fixed at that point in time.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share-Based Payment”. In addition to recognizing compensation expense related to restricted stock and performance units, SFAS No. 123(R) also requires recognition of compensation expense related to the estimated fair value of stock options. The Company adopted SFAS No. 123(R) using the modified-prospective-transition method. Under that transition method, compensation expense recognized subsequent to adoption includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the values estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair values estimated in accordance with the provisions of SFAS No. 123(R). Consistent with the modified-prospective-transition method, the Company’s results of operations for prior periods have not been adjusted to reflect the adoption of FAS 123(R). For the year ended March 31, 2008, the Company recognized $189,696 (2007 — $221,959) in compensation expense in the consolidated statement of operations

18.	COMMON STOCK WARRANTS AND OTHER OPTIONS

On February 10, 2006, the Company issued to an individual the right to purchase 150,000 shares of the Company’s common stock at an exercise price of $2.60 per share for a term of five (5) years pursuant to the terms and conditions of a Stock Option Agreement as consideration for past services performed and the release of any and all claims under this individual’s prior agreements with the Company. The 150,000 options have been valued in accordance with the Black-Scholes pricing model utilizing an historic volatility factor of 1.55, a risk free interest rate of 4.5% and an expected life for the options of five years, resulting in a value of $2.41 per option granted for a total for the warrants of $361,500. The value of this option grant was recorded as of December 31, 2005 as a research and development expense.

In November 2006, the Company entered into a Settlement Agreement and Release (“Settlement Agreement”) with this individual pursuant to which the prior agreement was terminated. In connection with the Settlement Agreement, the Company agreed to pay this individual $65,000 in settlement of all accounts which was recorded as an expense as of the date of the Settlement Agreement and he in turn agreed to the cancellation of his options to purchase 150,000 shares of the Company’s common stock in exchange for certain product rights that the Company had elected not to pursue.
As of March 31, 2008, the Company has 7,260,026 warrants to purchase the Company’s common stock outstanding that were not granted under shareholder approved equity compensation plans at prices ranging between $1.20 and $3.00 per share with expiration dates between August 2007 and September 2012 as follows:

		Weighted
	Outstanding	Average Exercise
	Warrants	Price
Warrants and options outstanding , March 31, 2007	3,105,651	$1.72
Granted	4,200,000	1.55
Exercised	(10,000)	1.59
Cancelled or expired	(35,725)	—

Warrants exercisable March 31, 2008	7,260,026	$1.67

Exercise price range	$1.20 to $10.00

Weighted average remaining life	4.93 Years

19.	SEGMENT INFORMATION

The Company’s only operating segment consists of dental products and oral hygiene products sold by Remedent Inc., Remedent N.V., Sylphar N.V. and Remedent Asia Ltd.. Since the Company only has one segment, no further segment information is presented.

Customers Outside of the United States

	March 31, 2008	March 31, 2007
U.S. sales	$1,598,046	$561,055
Foreign sales	5,884,215	6,115,310

	$7,482,261	$6,676,365

20.	COMMITMENTS

Real Estate Lease

The Company leases its 26,915 square feet office and warehouse facility in Deurle, Belgium from an unrelated party pursuant to a nine year lease commencing December 20, 2001 at a base rent of €$6,838 per month ($11,097 per month at March 31, 2008). The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2008 is $359,773. Rent expense for the forgoing lease for the years ended March 31, 2008 and March 31, 2007 was $119,097 and $105,276 respectively.

Minimum monthly lease payments for real estate, and all other leased equipment for the next three years are as follows based upon the conversion rate for the (Euro) at March 31, 2008.

March 31, 2009	$240,734
March 31, 2010	$76,896
March 31, 2011	$42,143
Total:	$359,773
21.	SUBSEQUENT EVENT

On April 24, 2008, the Company entered into a Factoring Agreement (“Agreement”) with First Community Financial, a division of Pacific Western Bank (“First Community”) whereby First Community may purchase, from time to time, on a limited recourse basis such of the Company’s accounts now existing or hereafter created and arising out of the sale of goods or service by the Company. The factoring credit facility limit is $1,000,000 and amounts factored are subject to an interest rate of prime plus 2%. Security for the factoring credit facility is a first charge over all the assets of the Company. The Agreement shall remain in effect until October 16, 2008 and may be renewed for successive six month periods unless terminated under certain conditions.

On June 30, 2008, the Company entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) whereby the Company will integrate SensAble products and technology into the Company’s system. The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve (12) months from the date of the Agreement. The Company has the option and right to extend the initial twelve (12) month exclusivity period for another twelve (12) months. The term of the Agreement will be for two years and began on June 30, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
REMEDENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15975	86-0837251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium	N/A

(Address of Principal Executive Offices)	(Zip Code)
011-329-321-7080
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 30, 2008, Remedent, Inc. (the “Company”), entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) whereby the Company will integrate SensAble products and technology into the Company’s system. The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve (12) months from the date of the Agreement. The Company has the option and right to extend the initial twelve (12) month exclusivity period for another twelve (12) months. The term of the Agreement will be for two years and will begin on June 30, 2008.
The Agreement is filed as Exhibit 10.1 to this Form 8-K. As the Company has applied for confidential treatment from the Securities and Exchange Commission with respect to certain commercially sensitive pricing terms contained in the Agreements, such terms have been redacted from Exhibit 10.1 and have been replaced by the symbol “[ *** ].”
The foregoing is qualified in its entirety by the Agreement. For further information see the Agreement attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Distribution Agreement, dated June 30, 2008, by and between Remedent, Inc. and SensAble Technologies, Inc. *

*	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC., a Nevada corporation
Dated: July 2, 2008	By:	/s/ Robin List
Robin List
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Distribution Agreement, dated June 30, 2008, by and between Remedent, Inc. and SensAble Technologies, Inc. *

*	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2008
REMEDENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15975	86-0837251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium		N/A

(Address of Principal Executive Offices)		(Zip Code)
011-329-321-7080
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This filing amends the Current Report on Form 8-K filed on April 15, 2008 to include a revised redacted version of the Distribution Agreement with GlamTech USA, Inc. which is filed as an exhibit hereto. For convenience, all of the exhibits to this Current Report are being refiled with this amendment.
SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
On April 10, 2008, Remedent N.V., a Belgian company and a subsidiary of Remedent, Inc. (“Company”), entered into a distribution agreement (“Agreement”) with GlamTech USA, Inc., a corporation under the laws of Delaware (“GlamTech”) whereby GlamTech agreed to be the exclusive distributor of the Company’s GlamSmile products in the United States of America and Canada.
The term of the Agreement is for five years and began on April 10, 2008.
The Agreement is filed as Exhibit 10.1 to this Form 8-K. The Securities and Exchange Commission granted the Company’s application to seek confidential treatment of certain portions of the Agreement, such terms have been redacted from Exhibit 10.1 and have been replaced by the symbol “[ *** ].”
For further information see the Agreement attached hereto as Exhibit 10.1.
SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 30, 2008, Roger Leddington is resigning his position as Senior Vice President and Head of US Marketing for Remedent. Mr. Leddington guided GlamSmile’s entry into the US market late last year, and in conjunction with the GlamTech USA, Inc. Distribution Agreement, Mr. Leddington accepted the position as GlamTech’s President.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Distribution Agreement, dated April 10, 2008, by and between Remedent n.v and GlamTech USA, Inc. *

99.1
Press Release dated April 15, 2008, “Remedent, Inc. Announces launch of Exclusive Strategic Marketing Program with GlamTech USA, Inc. for the Distribution of Glamsmile™ in the United States and Canada”

*	The Securities and Exchange Commission granted the Company’s application to seek confidential treatment of certain portions of Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment was granted has been filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC., a Nevada corporation
Dated: July 2, 2008	By:	/s/ Robin List
Robin List,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Distribution Agreement, dated April 10, 2008, by and between Remedent n.v and GlamTech USA, Inc. *

99.1
Press Release dated April 15, 2008, “Remedent, Inc. Announces launch of Exclusive Strategic Marketing Program with GlamTech USA, Inc. for the Distribution of Glamsmile™ in the United States and Canada”

*	The Securities and Exchange Commission granted the Company’s application to seek confidential treatment of certain portions of Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment was granted has been filed separately with the Securities and Exchange Commission.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2008
REMEDENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15975	86-0837251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium	N/A

(Address of Principal Executive Offices)	(Zip Code)
011-329-321-7080
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
On April 24, 2008, Remedent, Inc. (“Company”), entered into a Factoring Agreement (“Agreement”) with First Community Financial, a division of Pacific Western Bank (“First Community”) whereby First Community may purchase, from time to time, on a limited recourse basis such of Company’s accounts now existing or hereafter created and arising out of the sale of goods or service by the Company. The factoring limit is $1,000,000. The Agreement shall remain in effect until October 16, 2008 and may be renewed for successive six month period unless terminated under certain conditions.
The Agreement is filed as Exhibit 10.1 to this Form 8-K.
For further information see the Agreement attached hereto as Exhibit 10.1.
Also executed on April 24, 2008, and related to this Agreement is the Validity Agreement between certain officers and directors of the Company and First Community.
This Validity Agreement is filed as Exhibit 10.2 to this Form 8-K. For further information see the Validity Agreement attached hereto as Exhibit 10.2.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008

10.2	Validity Agreement between certain officers and directors of Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC., a Nevada corporation
Dated: April 30, 2008	By:	/s/ Robin List
Robin List,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008

10.2	Validity Agreement between certain officers and directors of Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2008
REMEDENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15975	86-0837251

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium		N/A

(Address of Principal Executive Offices)		(Zip Code)
011-329-321-7080
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
On April 10, 2008, Remedent N.V., a Belgian company and a subsidiary of Remedent, Inc. (“Company”), entered into a distribution agreement (“Agreement”) with GlamTech USA, Inc., a corporation under the laws of Delaware (“GlamTech”) whereby GlamTech agreed to be the exclusive distributor of the Company’s GlamSmile products in the United States of America and Canada.
The term of the Agreement will be for five years and will begin on April 10, 2008.
The Agreement is filed as Exhibit 10.1 to this Form 8-K. As the Company has applied for confidential treatment from the Securities and Exchange Commission with respect to certain commercially sensitive pricing terms contained in the Agreements, such terms have been redacted from Exhibit 10.1 and have been replaced by the symbol “[ *** ].”
For further information see the Agreement attached hereto as Exhibit 10.1.
SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 30, 2008, Roger Leddington is resigning his position as Senior Vice President and Head of US Marketing for Remedent. Mr. Leddington guided GlamSmile’s entry into the US market late last year, and in conjunction with the GlamTech USA, Inc. Distribution Agreement, Mr. Leddington accepted the position as GlamTech’s President.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Distribution Agreement, dated April 10, 2008, by and between Remedent n.v and GlamTech USA, Inc. *

99.1
Press Release dated April 15, 2008, “Remedent, Inc. Announces launch of Exclusive Strategic Marketing Program with GlamTech USA, Inc. for the Distribution of Glamsmile™ in the United States and Canada”

*	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC., a Nevada corporation
Dated: April 14, 2008	By:	/s/ Robin List
Robin List,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Distribution Agreement, dated April 10, 2008, by and between Remedent n.v and GlamTech USA, Inc. *

99.1
Press Release dated April 15, 2008, “Remedent, Inc. Announces launch of Exclusive Strategic Marketing Program with GlamTech USA, Inc. for the Distribution of Glamsmile™ in the United States and Canada”

*	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.